Exhibit 10.2 OFFICE LEASE by and between KBSIII ALMADEN FINANCIAL PLAZA, LLC, a Delaware limited liability company (“Landlord”) and HIPPO ANALYTICS, INC. a Delaware corporation (“Tenant”) Dated as of April 24 , 2025

1 780148292.5 OFFICE LEASE THIS OFFICE LEASE (this “Lease”) is made between KBSIII ALMADEN FINANCIAL PLAZA, LLC, a Delaware limited liability company (“Landlord”), and the Tenant described in Item 1 of the Basic Lease Provisions. LEASE OF PREMISES Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to all of the terms and conditions set forth herein, those certain premises (the “Premises”) described in Item 3 of the Basic Lease Provisions and as shown in the drawing attached hereto as Exhibit A-1. The Premises are located in the Building described in Item 2 of the Basic Lease Provisions. The Building is located on that certain land (the “Land”) more particularly described on Exhibit A-2 attached hereto, which is also improved with landscaping, parking facilities and other improvements, fixtures and common areas and appurtenances now or hereafter placed, constructed or erected on the Land (sometimes referred to herein as the “Project”). BASIC LEASE PROVISIONS 1. Tenant: HIPPO ANALYTICS INC., a Delaware corporation (“Tenant”) 2. Building: One Almaden Boulevard San Jose, California 95113 Project: The Almaden 3. Description of Premises: Suite: 400 Rentable Area: 6,829 square feet Building Size: 156,392 square feet (subject to Paragraph 18) Project Size: 416,126 square feet (subject to Paragraph 18) 4. (a) Tenant’s Proportionate Share of Operating Costs of Building: 4.3666% (6,829 rsf / 156,392 rsf) (See Paragraph 3) (b) Tenant’s Proportionate Share of Operating Costs of Project: 1.6411% (6,829 rsf / 416,126 rsf) (See Paragraph 3) 5. Basic Annual Rent: (See Paragraph 2) Months 01 to 12*, inclusive: Monthly Installment: *In the event the Commencement Date is a day other than the first day of a calendar month, then this period shall include the partial month in which the Commencement Date occurred plus the next twelve (12) full calendar months in order to ensure that each escalation of Basic Annual Rent occurs on the first day of a calendar month. $30,730.50* ($4.50/square foot of Rentable Area/month) *Provided Tenant is not in default under the Lease past applicable notice and cure periods, the monthly installments of Basic Annual Rent for Months 1 – 2 (the “Base Rent Abatement Period”) shall be abated. In the event the Commencement Date is a day other than the first day of a calendar month, then the Base Rent Abatement Period shall commence on the Commencement Date and end on the day immediately preceding the two (2) month anniversary of the Commencement Date (e.g., April 15, 2025 – June 14, 2025).

2 780148292.5 Months 13 to 24, inclusive: Monthly Installment: $31,652.42 (approx. $4.64/square foot of Rentable Area/month) Months 25 to 26, inclusive: Monthly Installment: $32,601.99 (approx. $4.77/square foot of Rentable Area/month) 6. Installment Payable Upon Execution: $30,730.50 (to be applied towards the initial installment of Basic Annual Rent becoming due hereunder) 7. Security Deposit Payable Upon Execution: $32,601.99 (See Paragraph 2(c)) 8. Base Year for Operating Costs: 2025 (See Paragraph 3) 9. Initial Term: Twenty-six (26) full calendar months, plus, if the Commencement Date is a day other than the first day of a calendar month, the partial month in which the Commencement Date occurs. (See Paragraph 1) 10. Estimated Commencement Date: May 15, 2025 11. Estimated Termination Date: July 31, 2027 12. Broker(s) (See Paragraph 19(k)): Landlord’s Broker: Cushman & Wakefield 300 Santana Row, Fifth Floor San Jose, California 95128 Tenant’s Broker: Cushman & Wakefield 300 Santana Row, Fifth Floor San Jose, California 95128 13. Number of Parking Spaces: Tenant shall take and pay for twenty-one (21) unreserved parking spaces (“Tenant’s Parking Allocation”) at an additional charge equal to the prevailing rate charged by Landlord or the garage operator, plus applicable taxes. Notwithstanding the foregoing to the contrary, Landlord agrees that the parking charges for Tenant’s Parking Allocation shall be abated for the Initial Term. Subject to availability, as reasonably determined by Landlord, Tenant may provide a thirty (30) day prior written request to convert the unreserved parking spaces to reserved spaces and, in the event Tenant converts and of the spaces to reserved spaces, then, for so long as the unreserved parking charges continue to be abated, Tenant shall be obligated to pay each month parking charges for such reserved spaces equal to the difference between the reserved space rate minus the unreserved space parking rate. (See Paragraph 18)

3 780148292.5 14. Addresses for Notices: To: TENANT: Prior to occupancy of the Premises: Hippo Analytics Inc. 701 E. 5th Street Austin, TX 78701 Attention: President To: LANDLORD: Project Management Office: KBSIII Almaden Financial Plaza, LLC c/o Embarcadero Realty Services LP One Almaden Boulevard, Suite 501 San Jose, California 95113 Attention: Property Manager After occupancy of the Premises: Hippo Analytics Inc. One Almaden Boulevard, Suite 400 San Jose, California 95113 Attention: Lease Administrator With a copy to: KBS Capital Advisors, LLC 800 Newport Center Drive, Suite 700 Newport Beach, California 92660 Attention: Tim Helgeson, Senior Vice President 15. Place of Payment: All payments payable under this Lease shall be sent to Landlord at the Project Management Office at the address specified in Item 14 or to such other address as Landlord may designate in writing. 16. Guarantor: None 17. Date of this Lease: See cover page 18. Landlord’s Construction Allowance: None 19. The “State” is the State of California. This Lease consists of the foregoing introductory paragraphs and Basic Lease Provisions, the provisions of the Standard Lease Provisions (the “Standard Lease Provisions”) (consisting of Paragraphs 1 through Paragraph 19 which follow) and Exhibits A-1 through Exhibit A-2 and Exhibits B through Exhibit G, and the following Addenda: Addendum One: One Renewal Option at Market, all of which are incorporated herein by this reference. In the event of any conflict between the provisions of the Basic Lease Provisions and the provisions of the Standard Lease Provisions, the Standard Lease Provisions shall control.

4 780148292.5 STANDARD LEASE PROVISIONS 1. TERM (a) The Initial Term of this Lease and the Rent (defined below) shall commence on the earlier of (i) the date that Tenant desires to begin conducting business on the Premises and (ii) the date that is fourteen (14) days from mutual execution of this Lease (such date being the “Commencement Date”), and the Termination Date shall mean the last day of the Initial Term described in Item 9 of the Basic Lease Provisions (the “Termination Date”). Unless earlier terminated in accordance with the provisions hereof, the Initial Term of this Lease shall be the period shown in Item 9 of the Basic Lease Provisions. As used herein, “Lease Term” shall mean the Initial Term referred to in Item 9 of the Basic Lease Provisions, subject to any extension of the Initial Term hereof exercised in accordance with the terms and conditions expressly set forth herein. This Lease shall be a binding contractual obligation effective upon execution hereof by Landlord and Tenant, notwithstanding the later commencement of the Initial Term of this Lease. (b) The Premises will be delivered to Tenant following the later to occur of (i) full execution of this Lease and (ii) Tenant’s delivery to Landlord of the of insurance required hereunder. If delivery of the Premises is delayed or otherwise does not occur on the Commencement Date, set forth in Item 10 of the Basic Lease Provisions, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. (c) Following the Commencement Date, Landlord may prepare and deliver to Tenant, a Tenant Commencement Certificate in the form of Exhibit F attached hereto (the “Certificate”) which Tenant shall acknowledge by executing a copy and returning it to Landlord. If Tenant fails to sign and return the Certificate to Landlord within ten (10) days of its receipt from Landlord, the Certificate as sent by Landlord shall be deemed to have correctly set forth the Commencement Date and the other matters addressed in the Certificate. Failure of Landlord to send the Certificate shall have no effect on the Commencement Date. 2. BASIC ANNUAL RENT AND SECURITY DEPOSIT (a) Tenant agrees to pay during each month of the Lease Term as Basic Annual Rent (“Basic Annual Rent”) for the Premises the sums shown for such periods in Item 5 of the Basic Lease Provisions. (b) Except as expressly provided to the contrary herein, Basic Annual Rent shall be payable in consecutive monthly installments, in advance, without demand, deduction or offset, commencing on the Commencement Date and continuing on the first day of each calendar month thereafter until the expiration of the Lease Term. The first full monthly installment of Basic Annual Rent shall be payable upon Tenant’s execution of this Lease. The obligation of Tenant to pay Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. If the Commencement Date is a day other than the first day of a calendar month, or the Lease Term expires on a day other than the last day of a calendar month, then the Rent for such partial month shall be calculated on a per diem basis. In the event Landlord delivers possession of the Premises to Tenant prior to the Commencement Date, Tenant agrees it shall be bound by and subject to all terms, covenants, conditions and obligations of this Lease during the period between the date possession is delivered and the Commencement Date, other than the payment of Basic Annual Rent, in the same manner as if delivery had occurred on the Commencement Date. (c) Simultaneously with the execution of this Lease, Tenant has paid or will pay Landlord the security deposit (the “Security Deposit”) in Item 7 of the Basic Lease Provisions as security for the performance of the provisions hereof by Tenant. Landlord shall not be required to keep the Security Deposit separate from its general funds and Tenant shall not be entitled to interest thereon. If Tenant defaults with respect to any provision of this Lease, including, without limitation, the provisions relating to the payment of Rent or the cleaning of the Premises upon the termination of this Lease, or amounts which Landlord may be entitled to recover pursuant to the terms hereof, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit (i) for the payment of any Rent or any other sum in default,

5 780148292.5 (ii) for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default hereunder, or (iii) to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default hereunder, including, without limitation, costs and reasonable attorneys’ fees incurred by Landlord to recover possession of the Premises following a default by Tenant hereunder. If any portion of the Security Deposit is so used or applied, Tenant shall, upon demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the appropriate amount, as determined hereunder. If Tenant shall fully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within sixty (60) days following the expiration of the Lease Term; provided, however, that Landlord may retain the Security Deposit until such time as any amount due from Tenant in accordance with Paragraph 3 below has been determined and paid to Landlord in full. The use or application of the Security Deposit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damages. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code. Tenant also waives all provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any Tenant Affiliates (as defined in Paragraph 6(g)(i) below). (d) The parties agree that for all purposes hereunder the Premises shall be stipulated to contain the number of square feet of Rentable Area described in Item 3 of the Basic Lease Provisions. Upon the request of Landlord, Landlord’s space planner shall verify the exact number of square feet of Rentable Area in the Premises. In the event there is a variation of three percent (3%) or more from the number of square feet specified in Item 3 of the Basic Lease Provisions, Landlord and Tenant shall execute an amendment to this Lease for the purpose of making appropriate adjustments to the Basic Annual Rent, the Security Deposit, Tenant’s Proportionate Share and such other provisions hereof as shall be appropriate under the circumstances. 3. ADDITIONAL RENT (a) If Operating Costs (defined below) for the Project for any calendar year during the Lease Term exceed Base Operating Costs (defined below), Tenant shall pay to Landlord as additional rent (“Additional Rent”) an amount equal to Tenant’s Proportionate Share (which may be either the Tenant’s Proportionate Share of the Building or the Tenant’s Proportionate Share of the Project, as determined by Landlord and as defined below) of such excess. (b) “Tenant’s Proportionate Share of the Building” is, subject to the provisions of Paragraph 18, the percentage number described in Item 4(a) of the Basic Lease Provisions. “Tenant’s Proportionate Share of the Project” is, subject to the provisions of Paragraph 18, the percentage number described in Item 4(b) of the Basic Lease Provisions. Tenant’s Proportionate Share of the Building represents, subject to the provisions of Paragraph 18, a fraction, the numerator of which is the number of square feet of Rentable Area in the Premises and the denominator of which is the number of square feet of Rentable Area for lease to third parties in the Building, as determined by Landlord pursuant to Paragraph 18. Tenant’s Proportionate Share of the Project represents, subject to the provisions of Paragraph 18, a fraction, the numerator of which is the number of square feet of Rentable Area in the Premises and the denominator of which is the number of square feet of Rentable Area for lease to third parties in the Project, as determined by Landlord pursuant to Paragraph 18. (c) “Base Operating Costs” means all Operating Costs incurred or payable by Landlord during the calendar year specified as Tenant’s Base Year in Item 8 of the Basic Lease Provisions. (d) “Operating Costs” means all costs, expenses and obligations incurred or payable by Landlord in connection with the operation, ownership, management, repair or maintenance of the Building and the Project during or allocable to the Lease Term, including without limitation, the following: (i) Any form of assessment, license fee, license tax, business license fee, commercial rental tax, levy, charge, improvement bond, tax, water and sewer rents and charges, utilities and communications

6 780148292.5 taxes and charges or similar or dissimilar imposition imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, or any other governmental charge, general and special, ordinary and extraordinary, foreseen and unforeseen, which may be assessed against any legal or equitable interest of Landlord in the Premises, Building, Common Areas or Project (collectively, (“Real Estate Taxes”). Landlord’s income tax on rent paid is not included in this definition. Real Estate Taxes shall also include, without limitation: (A) any fee incurred for Landlord’s “right” to rent or “right” to other income from the Premises or as against Landlord’s business of leasing the Premises; (B) any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of “Real Estate Taxes” for the purposes of this Lease; (C) any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or other premises in the Building or the rent payable by Tenant hereunder or other tenants of the Project, including, without limitation, any gross receipts tax or excise tax levied by state, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof but not on Landlord’s other operations; (D) any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; (E) any assessment, tax, fee, levy or charge by any governmental agency related to any transportation plan, fund or system (including assessment districts) instituted within the geographic area of which the Project is a part; and/or (F) any costs and expenses (including, without limitation, reasonable attorneys fees) incurred in attempting to protest, reduce or minimize Real Estate Taxes. Notwithstanding the foregoing, in no event shall Real Estate Taxes included in Operating Costs for any year subsequent to the Base Year be less than Real Estate Taxes included in Operating Costs for the Base Year. (ii) The cost of services and utilities (including taxes and other charges incurred in connection therewith) provided to the Premises, the Building or the Project, including, without limitation, water, power, gas, sewer, waste disposal, telephone and cable television facilities, fuel, supplies, equipment, tools, materials, service contracts, janitorial services, waste and refuse disposal, window cleaning, maintenance and repair of sidewalks and Building exterior and services areas, gardening and landscaping; insurance, including, but not limited to, public liability, fire, property damage, wind, hurricane, earthquake, terrorism, flood, rental loss, rent continuation, boiler machinery, business interruption, contractual indemnification and All Risk, Causes of Loss - Special Form coverage insurance for up to the full replacement cost of the Project and such other insurance as is customarily carried by operators of other similar class office buildings in the city in which the Project is located, to the extent carried by Landlord in its discretion, and the deductible portion of any insured loss otherwise covered by such insurance; the cost of compensation, including employment, welfare and social security taxes, paid vacation days, disability, pension, medical and other fringe benefits of all persons (including independent contractors) who perform services connected with the operation, maintenance, repair or replacement of the Project; any association

7 780148292.5 assessments, costs, dues and/or expenses relating to the Project, personal property taxes on and maintenance and repair of equipment and other personal property used in connection with the operation, maintenance or repair of the Project; repair and replacement of window coverings provided by Landlord in the premises of tenants in the Project; such reasonable auditors’ fees and legal fees as are incurred in connection with the operation, maintenance or repair of the Project; administration fees; a property management fee (which fee may be imputed if Landlord has internalized management or otherwise acts as its own property manager); the maintenance of any easements or ground leases benefiting the Project, whether by Landlord or by an independent contractor; a reasonable allowance for depreciation of personal property used in the operation, maintenance or repair of the Project; license, permit and inspection fees; all costs and expenses required by any governmental or quasi-governmental authority or by applicable law, for any reason, including capital improvements, whether capitalized or not, and the cost of any capital improvements made to the Project by Landlord that improve life-safety systems or reduce operating expenses and the costs to replace items which Landlord would be obligated to maintain under the Lease (such costs to be amortized over such reasonable periods as Landlord shall reasonably determine together with interest thereon at the rate of ten percent (10%) per annum or such other rate as may have been paid by Landlord on funds borrowed for the purpose of funding such improvements); the cost of air conditioning, heating, ventilating, plumbing, elevator maintenance and repair (to include the replacement of components) and other mechanical and electrical systems repair and maintenance; sign maintenance; and Common Area (defined below) repair, resurfacing, operation and maintenance; the reasonable cost for temporary lobby displays and events commensurate with the operation of a similar class building, and the cost of providing security services, if any, deemed appropriate by Landlord. The following items shall be excluded from Operating Costs: (A) leasing commissions, attorneys’ fees, costs and disbursements and other expenses incurred in connection with leasing, renovating or improving vacant space in the Project for tenants or prospective tenants of the Project; (B) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving or decorating, painting or redecorating space for tenants or vacant space; (C) Landlord’s costs of any services sold to tenants for which Landlord is entitled to be reimbursed by such tenants as an additional charge or rental over and above the Basic Annual Rent and Operating Costs payable under the lease with such tenant or other occupant; (D) any depreciation or amortization of the Project except as expressly permitted herein; (E) costs incurred due to a violation of Law (defined below) by Landlord relating to the Project; (F) interest on debt or amortization payments on any mortgages or deeds of trust or any other debt for borrowed money; (G) all items and services for which Tenant or other tenants reimburse Landlord outside of Operating Costs; (H) repairs or other work occasioned by fire, windstorm or other work paid for through insurance or condemnation proceeds (excluding any deductible); and (I) repairs resulting from any defect in the original design or construction of the Project. (e) Operating Costs for any calendar year during which actual occupancy of the Building and/or the Project is less than ninety-five percent (95%) of the Rentable Area of the Building and/or the Project shall be

8 780148292.5 appropriately adjusted to reflect ninety-five percent (95%) occupancy of the existing Rentable Area of the Building and/or the Project during such period. In determining Operating Costs, if any services or utilities are separately charged to tenants of the Project or others, Operating Costs shall be adjusted by Landlord to reflect the amount of expense which would have been incurred for such services or utilities on a full time basis for normal Project operating hours. Operating Costs for the Base Year (as defined in Item 8 of the Basic Lease Provisions) shall not include (i) Operating Costs attributable to temporary market-wide labor-rate increases and/or utility rate increases due to extraordinary circumstances, including, but not limited to Force Majeure, conservation surcharges, boycotts, embargoes, or other shortages, (ii) one-time special assessments, charges, costs or fees or extraordinary charges or costs incurred in the Base Year only, or (iii) amortization of any capital items including, but not limited to, capital improvements, capital repairs and capital replacements (including such amortized costs where the actual improvement, repair or replacement was made in prior years). In no event shall the components of Operating Costs for any calendar year related to any utility costs (including, without limitation, electrical costs) be less than the components of Operating Costs related to such utility costs in the Base Year. In addition, if in any calendar year subsequent to the Base Year, the amount of Operating Costs decreases due to a reduction in the cost of providing utilities, security and/or other services to the Project for any reason, including without limitation, because of deregulation of the utility industry and/or reduction in rates achieved in contracts with utilities and/or service providers, then for purposes of the calendar year in which such decrease in Operating Costs occurred and all subsequent calendar years, the Operating Costs for the Base Year shall be decreased by an amount equal to such decrease. In the event (i) the Commencement Date shall be a date other than January 1, (ii) the date fixed for the expiration of the Lease Term shall be a date other than December 31, (iii) of any early termination of this Lease, or (iv) of any increase or decrease in the size of the Premises, then in each such event, an appropriate adjustment in the application of this Paragraph 3 shall, subject to the provisions of this Lease, be made to reflect such event on a basis determined by Landlord to be consistent with the principles underlying the provisions of this Paragraph 3. In addition, Landlord shall have the right, from time to time, to equitably allocate and prorate some or all of the Operating Costs among different tenants and/or different buildings of the Project and/or on a building-by-building basis (the “Cost Pools”), adjusting Tenant’s Proportionate Share as to each of the separately allocated costs based on the ratio of the Rentable Area of the Premises to the Rentable Area of all of the premises to which such costs are allocated. Such Cost Pools may include, without limitation, the office space tenants and retail space tenants of the buildings in the Project. (f) Prior to the commencement of each calendar year of the Lease Term following the Commencement Date, Landlord shall have the right to give to Tenant a written estimate of Tenant’s Proportionate Share of the projected excess, if any, of the Operating Costs for the Project for the ensuing year over the Base Operating Costs. Tenant shall pay such estimated amount to Landlord in equal monthly installments, in advance on the first day of each month. Within a reasonable period after the end of each calendar year, Landlord shall furnish Tenant a statement indicating in reasonable detail the excess of Operating Costs over Base Operating Costs for such period, and the parties shall, within thirty (30) days thereafter, make any payment or allowance necessary to adjust Tenant’s estimated payments to Tenant’s actual share of such excess as indicated by such annual statement. Any payment due Landlord shall be payable by Tenant on demand from Landlord. Any amount due Tenant shall be credited against installments next becoming due under this Paragraph 3(f) or refunded to Tenant, if requested by Tenant. (g) All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any excise, transaction, sales, or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as additional rent to be allocated to monthly Operating Costs. Landlord’s income tax on rent paid is not included in this Paragraph 3(g). (h) Tenant shall pay ten (10) days before delinquency, all taxes and assessments (i) levied against any personal property, tenant improvements or trade fixtures of Tenant in or about the Premises, (ii) based upon this Lease or any document to which Tenant is a party creating or transferring an interest in this Lease or an estate in all or any portion of the Premises, and (iii) levied for any business, professional, or occupational license fees. If any such taxes or assessments are levied against Landlord or Landlord’s property or if the assessed value of the Project is increased by the inclusion therein of a value placed upon such personal property or trade fixtures, Tenant shall upon demand reimburse Landlord for the taxes and assessments so levied against Landlord, or such taxes, levies and

9 780148292.5 assessments resulting from such increase in assessed value. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord. (i) Any delay or failure of Landlord in (i) delivering any estimate or statement described in this Paragraph 3, or (ii) computing or billing Tenant’s Proportionate Share of excess Operating Costs shall not constitute a waiver of its right to require an increase in Rent, or in any way impair, the continuing obligations of Tenant under this Paragraph 3. In the event of any dispute as to any Additional Rent due under this Paragraph 3, Tenant, an officer of Tenant or Tenant’s certified public accountant (but (a) in no event shall Tenant hire or employ an accounting firm of accountants or any person to audit Landlord as set forth under this Paragraph who is compensated or paid for such audit on a contingency basis and (b) in the event Tenant hires or employs an independent party to perform such audit, Tenant shall provide Landlord with a copy of the engagement letter) shall have the right after reasonable notice and at reasonable times to inspect Landlord’s accounting records at Landlord’s accounting office. If, after such inspection, Tenant still disputes such Additional Rent, upon Tenant’s written request therefor, a certification as to the proper amount of Operating Costs and the amount due to or payable by Tenant shall be made by an independent certified public accountant mutually agreed to by Landlord and Tenant. If Landlord and Tenant cannot mutually agree to an independent certified public accountant, then the parties agree that Landlord shall choose an independent certified public accountant to conduct the certification as to the proper amount of Tenant’s Proportionate Share of Operating Costs due by Tenant for the period in question; provided, however, such certified public accountant shall not be the accountant who conducted Landlord’s initial calculation of Operating Costs to which Tenant is now objecting. Such certification shall be final and conclusive as to all parties. If the certification reflects that Tenant has overpaid Tenant’s Proportionate Share of Operating Costs for the period in question, then Landlord shall credit such excess to Tenant’s next payment of Operating Costs or, at the request of Tenant, promptly refund such excess to Tenant and conversely, if Tenant has underpaid Tenant’s Proportionate Share of Operating Costs, Tenant shall promptly pay such additional Operating Costs to Landlord. Tenant agrees to pay the cost of such certification and the investigation with respect thereto; provided, however, if it is determined that Landlord’s original statement was in error in Landlord’s favor by more than five percent (5%), then Landlord agrees to reimburse Tenant (up to a maximum of $2,500) towards the cost of such certification and investigation. Tenant waives the right to dispute any matter relating to the calculation of Operating Costs or Additional Rent under this Paragraph 3 if any claim or dispute is not asserted in writing to Landlord within one hundred eighty (180) days after delivery to Tenant of the original billing statement with respect thereto. Notwithstanding the foregoing, Tenant shall maintain strict confidentiality of all of Landlord’s accounting records and shall not disclose the same to any other person or entity except for Tenant’s professional advisory representatives (such as Tenant’s employees, accountants, advisors, attorneys and consultants) with a need to know such accounting information, who agree to similarly maintain the confidentiality of such financial information. (j) Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Proportionate Share of excess Operating Costs for the year in which this Lease terminates, Tenant shall immediately pay any increase due over the estimated Operating Costs paid, and conversely, any overpayment made by Tenant shall be promptly refunded to Tenant by Landlord. (k) Tenant shall pay all sales and use tax levied or assessed against all Basic Annual Rent, Tenant’s Proportionate Share of Operating Costs and any other payments due under this Lease simultaneously with each installment of Basic Annual Rent, Tenant’s Proportionate Share of Operating Costs and any other payment required hereunder. (l) The Basic Annual Rent, as adjusted pursuant to Paragraph 2, Paragraph 3 and Paragraph 7, and other amounts required to be paid by Tenant to Landlord hereunder, are sometimes collectively referred to as, and shall constitute, “Rent”. 4. IMPROVEMENTS AND ALTERATIONS (a) Landlord shall deliver the Premises to Tenant, and Tenant agrees to accept the Premises from Landlord in its existing “AS-IS”, “WHERE-IS” and “WITH ALL FAULTS” condition, and Landlord shall have no obligation to refurbish or otherwise improve the Premises throughout the Lease Term.

10 780148292.5 (b) Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises (“Alterations”) shall be subject to Landlord’s prior written consent. Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Laws and shall construct, at its sole cost and expense, any alteration or modification required by Laws as a result of any Alterations. All Alterations shall be constructed at Tenant’s sole cost and expense and in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Alterations shall be submitted to Landlord for its approval. Landlord may monitor construction of the Alterations. Tenant shall reimburse Landlord for all out-of-pocket sums, if any, paid by Landlord for third party examination of Tenant’s plans and specifications for any Alterations. In addition, Tenant shall be obligated to pay Landlord a coordination fee equal to ten percent (10%) of the actual costs of any of such Alterations, which coordination fee shall be paid to Landlord promptly following the completion of the construction of the Alterations. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. Without limiting the other grounds upon which Landlord may refuse to approve any contractor or subcontractor, Landlord may take into account the desirability of maintaining harmonious labor relations at the Project. Landlord may also require that all life safety related work and all mechanical, electrical, plumbing and roof related work be performed by contractors designated by Landlord. Landlord shall have the right, in its sole discretion, to instruct Tenant to remove those improvements or Alterations from the Premises which (i) were not approved in advance by Landlord, (ii) were not built in conformance with the plans and specifications approved by Landlord, or (iii) Landlord specified during its review of plans and specifications for Alterations would need to be removed by Tenant upon the expiration of this Lease. Except as set forth in the preceding sentence, Tenant shall not be obligated to remove such Alterations at the expiration of this Lease. Landlord shall not unreasonably withhold or delay its approval with respect to what improvements or Alterations Landlord may require Tenant to remove at the expiration of the Lease. If, upon the termination of this Lease, Landlord requires Tenant to remove any or all of such Alterations from the Premises, then Tenant, at Tenant’s sole cost and expense, shall promptly remove such Alterations and improvements and Tenant shall repair and restore the Premises to its original condition as of the Commencement Date, reasonable wear and tear excepted. Any Alterations remaining in the Premises following the expiration of the Lease Term or following the surrender of the Premises from Tenant to Landlord, shall become the property of Landlord unless Landlord notifies Tenant otherwise. Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises and record any notices of non-responsibility pursuant to applicable law. Tenant shall assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker’s compensation and other coverage in amounts and from an insurance company reasonably satisfactory to Landlord protecting Landlord against liability for bodily injury or property damage during construction. Upon completion of any Alterations and upon Landlord’s reasonable request, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Alterations and final lien waivers from all such contractors and subcontractors. Tenant shall pay to Landlord, as additional rent, the reasonable costs of Landlord’s engineers and other consultants (but not Landlord’s on-site management personnel) for review of all plans, specifications and working drawings for the Alterations and for the incorporation of such Alterations in the Landlord’s master Building drawings, within ten (10) business days after Tenant’s receipt of invoices either from Landlord or such consultants together with (in any event) an administrative charge of ten percent (10%) of the actual costs of such work. In addition to such costs, Tenant shall pay to Landlord, within ten (10) business days after completion of any Alterations, the actual, reasonable costs incurred by Landlord for services rendered by Landlord’s management personnel and engineers to coordinate and/or supervise any of the Alterations to the extent such services are provided in excess of or after the normal on-site hours of such engineers and management personnel. (c) Tenant shall keep the Premises, the Building and the Project free from any and all liens arising out of any Alterations, work performed, materials furnished, or obligations incurred by or for Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a bond in a form and issued by a surety acceptable to Landlord, Landlord shall have the right, but not the obligation, to cause such lien to be released by such means as it shall deem proper (including payment of or defense against the claim giving rise to such lien); in such case, Tenant shall reimburse Landlord for all amounts so paid by Landlord in connection therewith, together with all of Landlord’s costs and expenses, with interest thereon at the Default Rate (defined below) and Tenant shall indemnify and defend each and all of the

11 780148292.5 Landlord Indemnitees (defined below) against any damages, losses or costs arising out of any such claim. Tenant’s indemnification of Landlord contained in this Paragraph shall survive the expiration or earlier termination of this Lease. Such rights of Landlord shall be in addition to all other remedies provided herein or by law. (d) NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT, OR TO ANYONE HOLDING THE PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS’ OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN THE PREMISES. 5. REPAIRS (a) Landlord shall keep the Common Areas of the Building and the Project in a clean and neat condition. Subject to subparagraph (b) below, Landlord shall make all necessary repairs, within a reasonable period following receipt of notice of the need therefor from Tenant, to the exterior walls, exterior doors, exterior locks on exterior doors and windows of the Building, and to the Common Areas and to public corridors and other public areas of the Project not constituting a portion of any tenant’s premises and shall use reasonable efforts to keep all Building standard equipment used by Tenant in common with other tenants in good condition and repair and to replace same at the end of such equipment’s normal and useful life, reasonable wear and tear and casualty loss excepted. Except as expressly provided in Paragraph 9 of this Lease, there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises, the Building or the Project. Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect (including the provisions of California Civil Code Section 1942 and any successive sections or statutes of a similar nature). (b) Tenant, at its expense, (i) shall keep the Premises and all fixtures contained therein in a safe, clean and neat condition, and (ii) shall bear the cost of maintenance and repair, by contractors selected by Landlord, of all facilities which are not expressly required to be maintained or repaired by Landlord and which are located in the Premises, including, without limitation, lavatory, shower, toilet, wash basin and kitchen facilities and supplemental heating and air conditioning systems (including all plumbing connected to said facilities or systems installed by or on behalf of Tenant or existing in the Premises at the time of Landlord’s delivery of the Premises to Tenant). Tenant shall make all repairs to the Premises not required to be made by Landlord under subparagraph (a) above with replacements of any materials to be made by use of materials of equal or better quality. Tenant shall do all decorating, remodeling, alteration and painting required by Tenant during the Lease Term. Tenant shall pay for the cost of any repairs to the Premises, the Building or the Project made necessary by any negligence or willful misconduct of Tenant or any of its assignees, subtenants, employees or their respective agents, representatives, contractors, or other persons permitted in or invited to the Premises or the Project by Tenant. If Tenant fails to make such repairs or replacements within fifteen (15) days after written notice from Landlord, Landlord may at its option make such repairs or replacements, and Tenant shall upon demand pay Landlord for the cost thereof, together with an administration fee equal to fifteen percent (15%) of such costs. (c) Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in a safe, clean and neat condition, normal wear and tear excepted. Prior to the expiration or earlier termination of this Lease, Tenant shall remove from the Premises (i) all trade fixtures, furnishings and other personal property of Tenant, except as otherwise set forth in Paragraph 4(b) of this Lease, and (ii) all computer and phone cabling and wiring installed by or on behalf of Tenant, and Tenant shall repair all damage caused by such removal, and shall restore the Premises to its original condition, reasonable wear and tear excepted. In addition to all other rights Landlord may have, in the event Tenant does not so remove any such fixtures, furnishings or personal property, Tenant shall be deemed to have abandoned the same, in which case Landlord may store or dispose of the same at Tenant’s expense, appropriate the same for itself, and/or sell the same in its discretion. 6. USE OF PREMISES

12 780148292.5 (a) Tenant shall use the Premises only for general office uses and shall not use the Premises or permit the Premises to be used for any other purpose. Landlord shall have the right to deny its consent to any change in the permitted use of the Premises in its sole and absolute discretion. (b) Tenant shall not at any time use or occupy the Premises, or permit any act or omission in or about the Premises in violation of any law, statute, ordinance or any governmental rule, regulation or order (collectively, “Law” or “Laws”) and Tenant shall, upon written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority to be a violation of Law. If any Law shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to (i) modification or other maintenance of the Premises, the Building or the Project, or (ii) the use, alteration or occupancy thereof, Tenant shall comply with such Law at Tenant’s sole cost and expense. This Lease shall be subject to and Tenant shall comply with all financing documents encumbering the Building or the Project and all covenants, conditions and restrictions affecting the Premises, the Building or the Project, including, but not limited to, Tenant’s execution of any subordination agreements requested by a mortgagee (which for purposes of this Lease includes any lender or grantee under a deed of trust) of the Premises, the Building or the Project. (c) Tenant shall not at any time use or occupy the Premises in violation of the certificates of occupancy issued for or restrictive covenants pertaining to the Building or the Premises, and in the event that any architectural control committee or department of the State or the city or county in which the Project is located shall at any time contend or declare that the Premises are used or occupied in violation of such certificate or certificates of occupancy or restrictive covenants, Tenant shall, upon five (5) days’ notice from Landlord or any such governmental agency, immediately discontinue such use of the Premises (and otherwise remedy such violation). The failure by Tenant to discontinue such use shall be considered a default under this Lease and Landlord shall have the right to exercise any and all rights and remedies provided herein or by Law. Any statement in this Lease of the nature of the business to be conducted by Tenant in the Premises shall not be deemed or construed to constitute a representation or guaranty by Landlord that such business is or will continue to be lawful or permissible under any certificate of occupancy issued for the Building or the Premises, or otherwise permitted by Law. (d) Tenant shall not do or permit to be done anything which may invalidate or increase the cost of any fire, All Risk, Causes of Loss – Special Form or other insurance policy covering the Building, the Project and/or property located therein and shall comply with all rules, orders, regulations and requirements of the appropriate fire codes and ordinances or any other organization performing a similar function. In addition to all other remedies of Landlord, Landlord may require Tenant, promptly upon demand, to reimburse Landlord for the full amount of any additional premiums charged for such policy or policies by reason of Tenant’s failure to comply with the provisions of this Paragraph 6. (e) Tenant shall not in any way interfere with the rights or quiet enjoyment of other tenants or occupants of the Premises, the Building or the Project. Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain, or permit any nuisance in, on or about the Premises, the Building or the Project. Tenant shall not place weight upon any portion of the Premises exceeding the structural floor load (per square foot of area) which such area was designated (and is permitted by Law) to carry or otherwise use any Building system in excess of its capacity or in any other manner which may damage such system or the Building. Tenant shall not create within the Premises a working environment with a density of greater than five (5) persons per 1,000 square feet of Rentable Area. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant’s expense, in locations and in settings sufficient in Landlord’s reasonable judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not commit or suffer to be committed any waste in, on, upon or about the Premises, the Building or the Project. (f) Tenant shall take all reasonable steps necessary to adequately secure the Premises from unlawful intrusion, theft, fire and other hazards, and shall keep and maintain any and all security devices in or on the Premises in good working order, including, but not limited to, exterior door locks for the Premises and smoke detectors and burglar alarms located within the Premises and shall cooperate with Landlord and other tenants in the Project with respect to access control and other safety matters.

13 780148292.5 (g) As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State or the United States Government, including, without limitation, any material or substance which is (A) defined or listed as a “hazardous waste,” “pollutant,” “extremely hazardous waste,” “restricted hazardous waste,” “hazardous substance” or “hazardous material” under any applicable federal, state or local Law or administrative code promulgated thereunder, (B) petroleum, or (C) asbestos. (i) Tenant agrees that all operations or activities upon, or any use or occupancy of the Premises, or any portion thereof, by Tenant, its assignees, subtenants, and their respective agents, servants, employees, representatives and contractors (collectively referred to herein as “Tenant Affiliates”), throughout the Lease Term, shall be in all respects in compliance with all federal, state and local Laws then governing or in any way relating to the generation, handling, manufacturing, treatment, storage, use, transportation, release, spillage, leakage, dumping, discharge or disposal of any Hazardous Materials. (ii) Tenant agrees to indemnify, defend and hold Landlord and its Affiliates (defined below) harmless for, from and against any and all claims, actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities, interest or losses, including reasonable attorneys’ fees and expenses, court costs, consultant fees, and expert fees, together with all other costs and expenses of any kind or nature that arise during or after the Lease Term directly or indirectly from or in connection with the presence, suspected presence, or release of any Hazardous Material in or into the air, soil, surface water or groundwater at, on, about, under or within the Premises, or any portion thereof caused by Tenant or Tenant Affiliates. (iii) In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (collectively, the “Remedial Work”) is required under any applicable federal, state or local Law, by any judicial order, or by any governmental entity as the result of operations or activities upon, or any use or occupancy of any portion of the Premises by Tenant or Tenant Affiliates, Landlord shall perform or cause to be performed the Remedial Work in compliance with such Law or order at Tenant’s sole cost and expense. All Remedial Work shall be performed by one or more contractors, selected and approved by Landlord, and under the supervision of a consulting engineer, selected by Tenant and approved in advance in writing by Landlord. All costs and expenses of such Remedial Work shall be paid by Tenant, including, without limitation, the charges of such contractor(s), the consulting engineer, and Landlord’s reasonable attorneys’ fees and costs incurred in connection with monitoring or review of such Remedial Work. (iv) Each of the covenants and agreements of Tenant set forth in this Paragraph 6(g) shall survive the expiration or earlier termination of this Lease. 7. UTILITIES AND SERVICES (a) Provided that Tenant is not in default hereunder, Landlord shall furnish, or cause to be furnished to the Premises, the utilities and services described in Exhibit C attached hereto, subject to the conditions and in accordance with the standards set forth therein and in this Lease. (b) Tenant agrees to cooperate fully at all times with Landlord and to comply with all regulations and requirements which Landlord may from time to time prescribe for the use of the utilities and services described herein and in Exhibit C. Landlord shall not be liable to Tenant for the failure of any other tenant, or its assignees, subtenants, employees, or their respective invitees, licensees, agents or other representatives to comply with such regulations and requirements. (c) If Tenant requires utilities or services in quantities greater than or at times other than that generally furnished by Landlord pursuant to Exhibit C, Tenant shall pay to Landlord, upon receipt of a written statement therefor, Landlord’s charge for such use. In the event that Tenant shall require additional electric current, water or gas for use in the Premises and if, in Landlord’s judgment, such excess requirements cannot be furnished unless additional risers, conduits, feeders, switchboards and/or appurtenances are installed in the Building, subject to the

14 780148292.5 conditions stated below, Landlord shall proceed to install the same at the sole cost of Tenant, payable upon demand in advance. The installation of such facilities shall be conditioned upon Landlord’s consent, and a determination that the installation and use thereof (i) shall be permitted by applicable Law and insurance regulations, (ii) shall not cause permanent damage or injury to the Building or adversely affect the value of the Building or the Project, and (iii) shall not cause or create a dangerous or hazardous condition or interfere with or disturb other tenants in the Building. Subject to the foregoing, Landlord shall, upon reasonable prior notice by Tenant, furnish to the Premises additional elevator, heating, air conditioning and/or cleaning services upon such reasonable terms and conditions as shall be determined by Landlord, including payment of Landlord’s charge therefor. In the case of any additional utilities or services to be provided hereunder, Landlord may require a switch and metering system to be installed so as to measure the amount of such additional utilities or services. The cost of installation, maintenance and repair thereof shall be paid by Tenant upon demand. Notwithstanding the foregoing, Landlord shall have the right to contract with any utility provider it deems appropriate to provide utilities to the Project. (d) Landlord shall not be liable for, and Tenant shall not be entitled to, any damages, abatement or reduction of Rent, or other liability by reason of any failure to furnish any services or utilities described herein or in Exhibit C for any reason (other than Landlord’s sole negligence or willful misconduct), including, without limitation, when caused by accident, breakage, water leakage, flooding, repairs, Alterations or other improvements to the Project, strikes, lockouts or other labor disturbances or labor disputes of any character, governmental regulation, moratorium or other governmental action, inability to obtain electricity, water or fuel, or any other cause beyond Landlord’s control. Landlord shall be entitled to cooperate with the energy conservation efforts of governmental agencies or utility suppliers. No such failure, stoppage or interruption of any such utility or service shall be construed as an eviction of Tenant, nor shall the same relieve Tenant from any obligation to perform any covenant or agreement under this Lease. In the event of any failure, stoppage or interruption thereof, Landlord shall use reasonable efforts to attempt to restore all services promptly. No representation is made by Landlord with respect to the adequacy or fitness of the Building’s ventilating, air conditioning or other systems to maintain temperatures as may be required for the operation of any computer, data processing or other special equipment of Tenant. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to an interruption, failure or inability to provide any services. Notwithstanding anything in this Paragraph 7 to the contrary, if an interruption or cessation of a utility service to the Premises from a cause within the reasonable control of Landlord results in the Premises being unusable by Tenant for the conduct of Tenant’s business, then Basic Annual Rent shall be abated commencing on that date which is five (5) consecutive business days following the date Tenant delivers written notice to Landlord of such interruption and continuing until either such utility service to the Premises is restored or the Premises is again usable for the conduct of Tenant’s business. If, however, Tenant reoccupies any portion of the Premises during such abatement period, the Basic Annual Rent allocable to such reoccupied portion, based on the proportion that the Rentable Area of such reoccupied portion of the Premises bears to the total Rentable Area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. Such right to abate Basic Annual Rent shall be Tenant’s sole and exclusive remedy at law or in equity in the event of an interruption or cessation of a utility service to the Premises. (e) Landlord reserves the right from time to time to make reasonable and nondiscriminatory modifications to the above standards (including, without limitation, those described in Exhibit C) for utilities and services. 8. NON-LIABILITY AND INDEMNIFICATION OF LANDLORD; INSURANCE (a) Neither Landlord nor any of its partners, officers, trustees, affiliates, directors, employees, contractors, agents or representatives (collectively, “Affiliates”) shall be liable for and there shall be no abatement of Rent (except in the event of a casualty loss or a condemnation as set forth in Paragraph 9 and Paragraph 10 of this Lease) for (i) any damage to Tenant’s property stored with or entrusted to Affiliates of Landlord, (ii) loss of or damage to any property by theft or any other wrongful or illegal act, or (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or the Project or from the pipes, appliances, appurtenances or plumbing works therein or from the roof, street or sub- surface or from any other place or resulting from dampness or any other cause whatsoever or from the acts or omissions of other tenants, occupants or other visitors to the Building or the Project or from any other cause whatsoever, (iv) any diminution or shutting off of light, air or view by any structure which may be erected on lands

15 780148292.5 adjacent to the Building, whether within or outside of the Project, or (v) any latent or other defect in the Premises, the Building or the Project. Tenant shall give prompt notice to Landlord in the event of (i) the occurrence of a fire or accident in the Premises or in the Building, or (ii) the discovery of a defect therein or in the fixtures or equipment thereof. This Paragraph 8(a) shall not apply to liabilities to the extent they are caused by the willful misconduct of Landlord or any Landlord Indemnitee. This Paragraph 8(a) shall survive the expiration or earlier termination of this Lease. (b) Tenant hereby agrees to indemnify, protect, defend and hold harmless Landlord and its designated property management company, and their respective partners, members, affiliates and subsidiaries, and all of their respective officers, directors, shareholders, employees, servants, partners, representatives, insurers and agents (collectively, “Landlord Indemnitees”) for, from and against all liabilities, claims, fines, penalties, costs, damages or injuries to persons, damages to property, losses, liens, causes of action, suits, judgments and expenses (including court costs, attorneys’ fees, expert witness fees and costs of investigation), of any nature, kind or description of any person or entity, directly or indirectly arising out of, caused by, or resulting from (in whole or part) (1) Tenant’s construction of or use, occupancy or enjoyment of the Premises, (2) any activity, work or other things done, permitted or suffered by Tenant and its agents and employees in or about the Premises, (3) any breach or default in the performance of any of Tenant’s obligations under this Lease, (4) any act, omission, negligence or willful misconduct of Tenant or any of its agents, contractors, employees, business invitees or licensees, or (5) any damage to Tenant’s property, or the property of Tenant’s agents, employees, contractors, business invitees or licensees, located in or about the Premises (collectively, “Liabilities”); EXCEPT IF SUCH LIABILITIES ARE CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF ANY LANDLORD INDEMNITEE. This Paragraph 8(b) shall survive the expiration or earlier termination of this Lease. (c) Tenant shall promptly advise Landlord in writing of any action, administrative or legal proceeding or investigation as to which this indemnification may apply, and Tenant, at Tenant’s expense, shall assume on behalf of each and every Landlord Indemnitee and conduct with due diligence and in good faith the defense thereof with counsel reasonably satisfactory to Landlord; provided, however, that any Landlord Indemnitee shall have the right, at its option, to be represented therein by advisory counsel of its own selection and at its own expense. In the event of failure by Tenant to fully perform in accordance with this Paragraph, Landlord, at its option, and without relieving Tenant of its obligations hereunder, may so perform, but all costs and expenses so incurred by Landlord in that event shall be reimbursed by Tenant to Landlord, together with interest on the same from the date any such expense was paid by Landlord until reimbursed by Tenant, at the rate of interest provided to be paid on judgments, by the law of the jurisdiction to which the interpretation of this Lease is subject. The indemnification provided in Paragraph 8(b) shall not be limited to damages, compensation or benefits payable under insurance policies, workers’ compensation acts, disability benefit acts or other employees’ benefit acts. (d) Insurance. (i) Tenant at all times during the Lease Term shall, at its own expense, keep in full force and effect (A) commercial general liability insurance providing coverage against bodily injury and disease, including death resulting therefrom, bodily injury and property damage to a combined single limit of $1,000,000 to one or more than one person as the result of any one accident or occurrence, which shall include provision for contractual liability coverage insuring Tenant for the performance of its indemnity obligations set forth in this Paragraph 8 and in Paragraph 6(g)(ii) of this Lease, with an Excess Limits (Umbrella) Policy in the amount of $3,000,000; (B) worker’s compensation insurance to the statutory limit, if any, and employer’s liability insurance to the limit of $1,000,000 per occurrence; (C) All Risk, Causes of Loss – Special Form property insurance, including fire and extended coverage, sprinkler leakage (including earthquake, sprinkler leakage), vandalism, malicious mischief, wind and/or hurricane coverage, and earthquake and flood coverage; and (D) flood insurance, covering full replacement value of all of Tenant’s personal property, trade fixtures and improvements in the Premises. Landlord and its designated property management firm shall be named an additional insured on each of said policies (excluding the worker’s compensation policy) and said policies shall be issued by an insurance company or companies authorized to do business in California and which have policyholder ratings not lower than “A-” and financial ratings not lower than “VII” in Best’s Insurance Guide (latest edition in effect as of the Date of this Lease and subsequently in effect as of the date of renewal of the required policies). EACH OF SAID POLICIES

16 780148292.5 SHALL ALSO INCLUDE A WAIVER OF SUBROGATION PROVISION OR ENDORSEMENT IN FAVOR OF LANDLORD, AND AN ENDORSEMENT PROVIDING THAT LANDLORD SHALL RECEIVE THIRTY (30) DAYS PRIOR WRITTEN NOTICE OF ANY CANCELLATION OF, NONRENEWAL OF, REDUCTION OF COVERAGE OR MATERIAL CHANGE IN COVERAGE ON SAID POLICIES. Tenant hereby waives its right of recovery against any Landlord Indemnitee of any amounts paid by Tenant or on Tenant’s behalf to satisfy applicable worker’s compensation laws. The policies or duly executed certificates showing the material terms for the same, together with satisfactory evidence of the payment of the premiums therefor, shall be deposited with Landlord on the date Tenant first occupies the Premises and upon renewals of such policies not less than fifteen (15) days prior to the expiration of the term of such coverage. If certificates are supplied rather than the policies themselves, Tenant shall allow Landlord, at all reasonable times, to inspect the policies of insurance required herein. (ii) It is expressly understood and agreed that the coverages required represent Landlord’s minimum requirements and such are not to be construed to void or limit Tenant’s obligations contained in this Lease, including without limitation Tenant’s indemnity obligations hereunder. Neither shall (A) the insolvency, bankruptcy or failure of any insurance company carrying Tenant, (B) the failure of any insurance company to pay claims occurring nor (C) any exclusion from or insufficiency of coverage be held to affect, negate or waive any of Tenant’s indemnity obligations under this Paragraph 8 and Paragraph 6(g)(ii) or any other provision of this Lease. With respect to insurance coverages, except worker’s compensation, maintained hereunder by Tenant and insurance coverages separately obtained by Landlord, all insurance coverages afforded by policies of insurance maintained by Tenant shall be primary insurance as such coverages apply to Landlord, and such insurance coverages separately maintained by Landlord shall be excess, and Tenant shall have its insurance policies so endorsed. The amount of liability insurance under insurance policies maintained by Tenant shall not be reduced by the existence of insurance coverage under policies separately maintained by Landlord. Tenant shall be solely responsible for any premiums, assessments, penalties, deductible assumptions, retentions, audits, retrospective adjustments or any other kind of payment due under its policies. Tenant shall increase the amounts of insurance or the insurance coverages as Landlord may reasonably request from time to time, but not in excess of the requirements of prudent landlords or lenders for similar tenants occupying similar premises in the San Jose, California metropolitan area. (iii) Tenant’s occupancy of the Premises without delivering the certificates of insurance shall not constitute a waiver of Tenant’s obligations to provide the required coverages. If Tenant provides to Landlord a certificate that does not evidence the coverages required herein, or that is faulty in any respect, such shall not constitute a waiver of Tenant’s obligations to provide the proper insurance. (iv) Throughout the Lease Term, Landlord agrees to maintain (i) fire and extended coverage insurance, and, at Landlord’s option earthquake damage coverage, terrorism coverage, wind and hurricane coverage, and such additional property insurance coverage as Landlord deems appropriate, on the insurable portions of Building and the remainder of the Project in an amount not less than the fair replacement value thereof, subject to reasonable deductibles (ii) boiler and machinery insurance amounts and with deductibles that would be considered standard for similar class office buildings in San Jose, California metropolitan area and (iii) commercial general liability insurance with a combined single limit coverage of at least $1,000,000.00 per occurrence, with an Excess Limits (Umbrella) Policy in the amount of $3,000,000. All such insurance shall be obtained from insurers Landlord reasonably believes to be financially responsible in light of the risks being insured. The premiums for any such insurance shall be a part of Operating Costs. (e) Mutual Waivers of Recovery. Landlord, Tenant, and all parties claiming under them, each mutually release and discharge each other from responsibility for that portion of any loss or damage paid or reimbursed by an insurer of Landlord or Tenant under any fire, extended coverage or other property insurance policy maintained by Tenant with respect to its Premises or by Landlord with respect to the Building or the Project (or which would have been paid had the insurance required to be maintained hereunder been in full force and effect), no matter how caused, including negligence, and each waives any right of recovery from the other including, but not limited to, claims for contribution or indemnity, which might otherwise exist on account thereof. Any fire, extended coverage or property insurance policy maintained by Tenant with respect to the Premises, or Landlord with respect to the

17 780148292.5 Building or the Project, shall contain, in the case of Tenant’s policies, a waiver of subrogation provision or endorsement in favor of Landlord, and in the case of Landlord’s policies, a waiver of subrogation provision or endorsement in favor of Tenant, or, in the event that such insurers cannot or shall not include or attach such waiver of subrogation provision or endorsement, Tenant and Landlord shall obtain the approval and consent of their respective insurers, in writing, to the terms of this Lease. Tenant agrees to indemnify, protect, defend and hold harmless each and all of the Landlord Indemnitees from and against any claim, suit or cause of action asserted or brought by Tenant’s insurers for, on behalf of, or in the name of Tenant, including, but not limited to, claims for contribution, indemnity or subrogation, brought in contravention of this paragraph. The mutual releases, discharges and waivers contained in this provision shall apply EVEN IF THE LOSS OR DAMAGE TO WHICH THIS PROVISION APPLIES IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD OR TENANT. (f) Business Interruption. Landlord shall not be responsible for, and Tenant releases and discharges Landlord from, and Tenant further waives any right of recovery from Landlord for, any loss for or from business interruption or loss of use of the Premises suffered by Tenant in connection with Tenant’s use or occupancy of the Premises, EVEN IF SUCH LOSS IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD. (g) Adjustment of Claims. Tenant shall cooperate with Landlord and Landlord’s insurers in the adjustment of any insurance claim pertaining to the Building or the Project or Landlord’s use thereof. (h) Increase in Landlord’s Insurance Costs. Tenant agrees to pay to Landlord any increase in premiums for Landlord’s insurance policies resulting from Tenant’s use or occupancy of the Premises. (i) Failure to Maintain Insurance. Any failure of Tenant to obtain and maintain the insurance policies and coverages required hereunder or failure by Tenant to meet any of the insurance requirements of this Lease shall constitute an event of default hereunder, and such failure shall entitle Landlord to pursue, exercise or obtain any of the remedies provided for in Paragraph 12(b), and Tenant shall be solely responsible for any loss suffered by Landlord as a result of such failure. In the event of failure by Tenant to maintain the insurance policies and coverages required by this Lease or to meet any of the insurance requirements of this Lease, Landlord, at its option, and without relieving Tenant of its obligations hereunder, may obtain said insurance policies and coverages or perform any other insurance obligation of Tenant, but all costs and expenses incurred by Landlord in obtaining such insurance or performing Tenant’s insurance obligations shall be reimbursed by Tenant to Landlord, together with interest on same from the date any such cost or expense was paid by Landlord until reimbursed by Tenant, at the rate of interest provided to be paid on judgments, by the law of the jurisdiction to which the interpretation of this Lease is subject. 9. FIRE OR CASUALTY (a) Subject to the provisions of this Paragraph 9, in the event the Premises, or access thereto, is wholly or partially destroyed by fire or other casualty, Landlord shall (to the extent permitted by Law and covenants, conditions and restrictions then applicable to the Project) rebuild, repair or restore the Premises and access thereto to substantially the same condition as existing immediately prior to such destruction (excluding Tenant’s Alterations, trade fixtures, equipment and personal property, which Tenant shall be required to restore) and this Lease shall continue in full force and effect. Notwithstanding the foregoing, (i) Landlord’s obligation to rebuild, repair or restore the Premises shall not apply to any personal property, above-standard tenant improvements or other items installed or contained in the Premises, and (ii) Landlord shall have no obligation whatsoever to rebuild, repair or restore the Premises with respect to any damage or destruction occurring during the last twelve (12) months of the Lease Term or any extension of the Lease Term. (b) Landlord may elect to terminate this Lease in any of the following cases of damage or destruction to the Premises, the Building or the Project: (i) where the cost of rebuilding, repairing and restoring (collectively, “Restoration”) of the Building or the Project, would, regardless of the lack of damage to the Premises or access thereto, in the reasonable opinion of Landlord, exceed twenty percent (20%) of the then replacement cost of the Building; (ii) where, in the case of any damage or destruction to any portion of the Building or the Project by uninsured casualty, the cost of Restoration of the Building or the Project, in the reasonable opinion of Landlord,

18 780148292.5 exceeds $500,000; or (iii) where, in the case of any damage or destruction to the Premises or access thereto by uninsured casualty, the cost of Restoration of the Premises or access thereto, in the reasonable opinion of Landlord, exceeds twenty percent (20%) of the replacement cost of the Premises; or (iv) if Landlord has not obtained appropriate zoning approvals for reconstruction of the Project, Building or Premises. Any such termination shall be made by thirty (30) days’ prior written notice to Tenant given within ninety (90) days of the date of such damage or destruction. If this Lease is not terminated by Landlord and as the result of any damage or destruction, the Premises, or a portion thereof, are rendered untenantable, the Basic Annual Rent shall abate reasonably during the period of Restoration (based upon the extent to which such damage and Restoration materially interfere with Tenant’s business in the Premises). This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises, the Building or the Project. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, the parties hereby waive the provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4 (and any successor statutes thereof permitting the parties to terminate this Lease as a result of any damage or destruction). (c) Within sixty (60) days of the date of damage or destruction affecting the Premises, Landlord shall provide Tenant with a good faith estimate (the “Landlord’s Restoration Notice”) of the time period in which the Premises shall be restored. In the event the estimate provides that the Premises will not be restored within two hundred seventy (270) days following the date of the damage or destruction, then Tenant shall be permitted to terminate the Lease by providing written notice to Landlord no later than thirty (30) days following receipt of Landlord’s Restoration Notice. Tenant’s failure to timely deliver its termination notice shall waive Tenant’s right to terminate the Lease due to any damage or destruction. 10. EMINENT DOMAIN In the event the whole of the Premises, the Building or the Project shall be taken under the power of eminent domain, or sold to prevent the exercise thereof (collectively, a “Taking”), this Lease shall automatically terminate as of the date of such Taking. In the event a Taking of a portion of the Project, the Building or the Premises shall, in the reasonable opinion of Landlord, substantially interfere with Landlord’s operation thereof, Landlord may terminate this Lease upon thirty (30) days’ written notice to Tenant given at any time within sixty (60) days following the date of such Taking. For purposes of this Lease, the date of Taking shall be the earlier of the date of transfer of title resulting from such Taking or the date of transfer of possession resulting from such Taking. In the event that a portion of the Premises is so taken and this Lease is not terminated, Landlord shall, to the extent of proceeds paid to Landlord as a result of the Taking, with reasonable diligence, use commercially reasonable efforts to proceed to restore (to the extent permitted by Law and covenants, conditions and restrictions then applicable to the Project) the Premises (other than Tenant’s personal property and fixtures, and above-standard tenant improvements) to a complete, functioning unit. In such case, the Basic Annual Rent shall be reduced proportionately based on the portion of the Premises so taken. If all or any portion of the Premises is the subject of a temporary Taking, this Lease shall remain in full force and effect and Tenant shall continue to perform each of its obligations under this Lease; in such case, Tenant shall be entitled to receive the entire award allocable to the temporary Taking of the Premises. Except as provided herein, Tenant shall not assert any claim against Landlord or the condemning authority for, and hereby assigns to Landlord, any compensation in connection with any such Taking, and Landlord shall be entitled to receive the entire amount of any award therefor, without deduction for any estate or interest of Tenant. Nothing contained in this Paragraph 10 shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the condemning authority for the Taking of personal property, fixtures, above standard tenant improvements of Tenant or for relocation or moving expenses recoverable by Tenant from the condemning authority. This Paragraph 10 shall be Tenant’s sole and exclusive remedy in the event of a Taking. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of a Taking. Accordingly, the parties waive the provisions of the California Code of Civil Procedure Section 1265.130 and any successor or similar statutes permitting the parties to terminate this Lease as a result of a Taking. 11. ASSIGNMENT AND SUBLETTING (a) Tenant shall not directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, assign, sublet, mortgage, hypothecate or otherwise encumber all or any portion of its interest in this Lease or in the Premises or grant any license in or suffer any person other than Tenant or its employees to use or occupy the

19 780148292.5 Premises or any part thereof without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any such attempted assignment, subletting, license, mortgage, hypothecation, other encumbrance or other use or occupancy without the consent of Landlord shall be null and void and of no effect. Any mortgage, hypothecation or encumbrance of all or any portion of Tenant’s interest in this Lease or in the Premises and any grant of a license or sufferance of any person other than Tenant or its employees to use or occupy the Premises or any part thereof shall be deemed to be an “assignment” of this Lease. In addition, as used in this Paragraph 11, the term “Tenant” shall also mean any entity that has guaranteed Tenant’s obligations under this Lease, and the restrictions applicable to Tenant contained herein shall also be applicable to such guarantor. Landlord’s agreement to not unreasonably withhold its consent shall only apply to the first assignment or sublease under the Lease. (b) No permitted assignment or subletting shall relieve Tenant of its obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any subletting or assignment. Consent by Landlord to one subletting or assignment shall not be deemed to constitute a consent to any other or subsequent attempted subletting or assignment. If Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord all pertinent information relating to the proposed assignee or sublessee, all pertinent information relating to the proposed assignment or sublease, and all such financial information as Landlord may reasonably request concerning the proposed assignee or subtenant. Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease. (c) At any time within thirty (30) days after Landlord’s receipt of the information specified in subparagraph (b) above, Landlord may by written notice to Tenant elect to terminate this Lease as to the portion of the Premises so proposed to be subleased or assigned (which may include all of the Premises), with a proportionate abatement in the Rent payable hereunder. (d) Tenant acknowledges that it shall be reasonable for Landlord to withhold its consent to a proposed assignment or sublease in any of the following instances: (i) The assignee or sublessee (or any affiliate of the assignee or sublessee) is not, in Landlord’s reasonable opinion, sufficiently creditworthy to perform the obligations such assignee or sublessee will have under this Lease; (ii) The intended use of the Premises by the assignee or sublessee is not for general office use; (iii) The intended use of the Premises by the assignee or sublessee would materially increase the pedestrian or vehicular traffic to the Premises or the Building; (iv) Occupancy of the Premises by the assignee or sublessee would, in the good faith judgment of Landlord, violate any agreement binding upon Landlord, the Building or the Project with regard to the identity of tenants, usage in the Building, or similar matters; (v) The assignee or sublessee (or any affiliate of the assignee or sublessee) is then negotiating with Landlord or has negotiated with Landlord within the previous six (6) months, or is a current tenant or subtenant within the Building or Project; (vi) The identity or business reputation of the assignee or sublessee will, in the good faith judgment of Landlord, tend to damage the goodwill or reputation of the Building or Project; (vii) the proposed sublease would result in more than two subleases of portions of the Premises being in effect at any one time during the Lease Term;

20 780148292.5 (viii) the net effective rent payable by the assignee or sublessee (adjusted on a square foot of Rentable Area basis) is less than the net effective rent then being quoted by Landlord for new leases in the Building for comparable size space for a comparable period of time; or (ix) In the case of a sublease, the subtenant has not acknowledged that the Lease controls over any inconsistent provision in the sublease. The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease. Notwithstanding any contrary provision of this Lease, if Tenant or any proposed assignee or sublessee claims that Landlord has unreasonably withheld its consent to a proposed assignment or sublease or otherwise has breached its obligations under this Paragraph 11, their sole remedy shall be to seek a declaratory judgment and/or injunctive relief without any monetary damages, and, with respect thereto, Tenant, on behalf of itself and, to the extent permitted by law, such proposed assignee/sublessee, hereby waives all other remedies against Landlord, including, without limitation, the right to seek monetary damages or to terminate this Lease. (e) Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times during the Initial Term and any subsequent renewals or extensions remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant’s other obligations under this Lease. In the event that the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment, plus any bonus or other consideration therefor or incident thereto) exceeds the Rent payable under this Lease, then Tenant shall be bound and obligated to pay Landlord, as additional rent hereunder, one-half (1/2) of all such excess Rent and other excess consideration within ten (10) days following receipt thereof by Tenant. (f) If this Lease is assigned or if the Premises is subleased (whether in whole or in part), or in the event of the mortgage, pledge, or hypothecation of Tenant’s leasehold interest, or grant of any concession or license within the Premises, or if the Premises are occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect Rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next Rent payable hereunder; and all such Rent collected by Tenant shall be held in deposit for Landlord and immediately forwarded to Landlord. No such transaction or collection of Rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder. (g) If Tenant effects an assignment or sublease or requests the consent of Landlord to any proposed assignment or sublease, then Tenant shall, upon demand, pay Landlord a non-refundable administrative fee of One Thousand Dollars ($1,000.00), plus any reasonable attorneys’ and paralegal fees and costs incurred by Landlord in connection with such assignment or sublease or request for consent. Acceptance of the One Thousand Dollar ($1,000.00) administrative fee and/or reimbursement of Landlord’s attorneys’ and paralegal fees shall in no event obligate Landlord to consent to any proposed assignment or sublease. (h) Notwithstanding any provision of this Lease to the contrary, in the event this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute the property of Tenant or Tenant’s estate within the meaning of the Bankruptcy Code. All such money and other consideration not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord. 12. DEFAULT (a) Events of Default. The occurrence of any one or more of the following events shall constitute an event of default (herein so called) under this Lease by Tenant: (i) the failure by Tenant to make any payment of Rent or any other payment required to be made by Tenant hereunder, where such failure continues for three (3) days after written notice thereof from Landlord that such payment was not received; (ii) the failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant,

21 780148292.5 other than monetary failures as specified in clause (i) Paragraphs 12(a)(i) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than sixty (60) days from the date of such notice from Landlord; (iii) the making by Tenant or any guarantor hereof of any general assignment for the benefit of creditors, (iv) the filing by or against Tenant or any guarantor hereof of a petition to have Tenant or any guarantor hereof adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant or any guarantor hereof, the same is dismissed within sixty (60) days), (v) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease or of substantially all of guarantor’s assets, where possession is not restored to Tenant or guarantor within sixty (60) days, (vi) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of substantially all of guarantor’s assets or of Tenant’s interest in this Lease where such seizure is not discharged within sixty (60) days; (vii) any material representation or warranty made by Tenant or guarantor in this Lease or any other document delivered in connection with the execution and delivery of this Lease or pursuant to this Lease proves to be incorrect in any material respect; (viii) Tenant or guarantor shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution; or (ix) the vacation or abandonment of the Premises by Tenant. Any notice sent by Landlord to Tenant pursuant to this Paragraph 12(a) shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161. (b) Landlord’s Remedies; Termination. In the event of any event of default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant: (i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus (ii) the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom including, but not limited to: unamortized Tenant Improvement costs; attorneys’ fees; brokers’ commissions; the costs of refurbishment, alterations, renovation and repair of the Premises; and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant’s personal property, equipment, fixtures, Tenant Changes, Tenant Improvements and any other items which Tenant is required under this Lease to remove but does not remove. As used in subparagraphs (i) and (ii) of Paragraph 12(b) above, the “worth at the time of award” is computed by allowing interest at the Default Rate (as defined below). As used in subparagraph (iii) of Paragraph 12(b) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). The term “Default Rate” as used in this Lease shall mean the lesser of (A) the rate announced from time to time by Wells Fargo Bank or, if Wells Fargo bank ceases to exist or ceases to publish such rate, then the rate announced from time to time by the largest (as measured by deposits) chartered bank operating in California, as its “prime rate” or “reference rate”, plus five percent (5%), or (B) the maximum rate of interest permitted by applicable law.

22 780148292.5 (c) Landlord’s Remedies; Re-Entry Rights. In the event of any event of default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and/or disposed of pursuant to Paragraph 5(c) of this Lease or any other procedures permitted by applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this Paragraph 12(c), and no acceptance of surrender of the Premises or other action on Landlord’s part, shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. (d) Continuation of Lease. Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any event of default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all Rent as it becomes due. (e) Landlord’s Right to Perform. Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement or offset of Rent. If Tenant shall fail to pay any sum of money (other than Monthly Basic Rent) or perform any other act on its part to be paid or performed hereunder and such failure shall continue for three (3) days with respect to monetary obligations (or ten (10) days with respect to non-monetary obligations, except in case of emergencies, in which such case, such shorter period of time as is reasonable under the circumstances) after Tenant’s receipt of written notice thereof from Landlord, Landlord may, without waiving or releasing Tenant from any of Tenant’s obligations, make such payment or perform such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within five (5) days after demand therefor as Additional Rent. (f) Interest. If any monthly installment of Rent or Operating Expenses, or any other amount payable by Tenant hereunder is not received by Landlord by the date when due, it shall bear interest at the Default Rate from the date due until paid. All interest, and any late charges imposed pursuant to Paragraph 12(g) below, shall be considered Additional Rent due from Tenant to Landlord under the terms of this Lease. (g) Late Charges. Tenant acknowledges that, in addition to interest costs, the late payments by Tenant to Landlord of any monthly installment of Basic Annual Rent, Additional Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such other costs include, without limitation, processing, administrative and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage, deed of trust or related loan documents encumbering the Premises, the Building or the Project. Accordingly, if any monthly installment of Annual Basic Rent, Additional Rent or any other amount payable by Tenant hereunder is not received by Landlord by the due date thereof, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue amount as a late charge, but in no event more than the maximum late charge allowed by law. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment as hereinabove referred to by Tenant, and the payment of late charges and interest are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord’s money by Tenant, while the payment of late charges is to compensate Landlord for Landlord’s processing, administrative and other costs incurred by Landlord as a result of Tenant’s delinquent payments. Acceptance of a late charge or interest shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereafter in effect. (h) Rights and Remedies Cumulative. All rights, options and remedies of Landlord contained in this Paragraph 12 and elsewhere in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this

23 780148292.5 Paragraph 12 shall be deemed to limit or otherwise affect Tenant’s indemnification of Landlord pursuant to any provision of this Lease. (i) Tenant’s Waiver of Redemption. Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future law to redeem any of the Premises or to have a continuance of this Lease after termination of this Lease or of Tenant’s right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future law which exempts property from liability for debt or for distress for Rent. (j) Costs Upon Default and Litigation. Tenant shall pay to Landlord and its mortgagees as Additional Rent all the expenses incurred by Landlord or its mortgagees in connection with any default by Tenant hereunder or the exercise of any remedy by reason of any default by Tenant hereunder, including reasonable attorneys’ fees and expenses. If Landlord or its mortgagees shall be made a party to any litigation commenced against Tenant or any litigation pertaining to this Lease or the Premises, at the option of Landlord and/or its mortgagees, Tenant, at its expense, shall provide Landlord and/or its mortgagees with counsel approved by Landlord and/or its mortgagees and shall pay all costs incurred or paid by Landlord and/or its mortgagees in connection with such litigation. This Paragraph 12(j) shall not be applicable with respect to defaults or litigation caused in whole or in part by Landlord’s negligence. 13. ACCESS; CONSTRUCTION Landlord reserves from the leasehold estate hereunder, in addition to all other rights reserved by Landlord under this Lease, the right to use the roof and exterior walls of the Premises and the area beneath, adjacent to and above the Premises, Landlord also reserves the right to install, use, maintain, repair, replace and relocate equipment, machinery, meters, pipes, ducts, plumbing, conduits and wiring through the Premises, which serve other portions of the Building or the Project in a manner and in locations which do not unreasonably interfere with Tenant’s use of the Premises. In addition, Landlord shall have free access to any and all mechanical installations of Landlord or Tenant, including, without limitation, machine rooms, telephone rooms and electrical closets. Tenant agrees that there shall be no construction of partitions or other obstructions which materially interfere with or which threaten to materially interfere with Landlord’s free access thereto, or materially interfere with the moving of Landlord’s equipment to or from the enclosures containing said installations. Upon at least twenty-four (24) hours’ prior notice (except in the event of an emergency, when no notice shall be necessary), Landlord reserves and shall at any time and all times have the right to enter the Premises to inspect the same, to supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, to exhibit the Premises to prospective purchasers, lenders or tenants, to post notices of non-responsibility, to alter, improve, restore, rebuild or repair the Premises or any other portion of the Building, or to do any other act permitted or contemplated to be done by Landlord hereunder, all without being deemed guilty of an eviction of Tenant and without liability for abatement of Rent or otherwise. For such purposes, Landlord may also erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed. Landlord shall conduct all such inspections and/or improvements, alterations and repairs so as to minimize, to the extent reasonably practical and without additional expense to Landlord, any interruption of or interference with the business of Tenant. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of such purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises (excluding Tenant’s vaults and safes, access to which shall be provided by Tenant upon Landlord’s reasonable request). Landlord shall have the right to use any and all means which Landlord may deem proper in an emergency in order to obtain entry to the Premises or any portion thereof, and Landlord shall have the right, at any time during the Lease Term, to provide whatever access control measures it deems reasonably necessary to the Project, without any interruption or abatement in the payment of Rent by Tenant. Any entry into the Premises obtained by Landlord by any of such means shall not under any circumstances be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises or any portion thereof. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, Alterations or decorations to the Premises or the Project except as otherwise expressly agreed to be performed by Landlord pursuant to the provisions of this Lease.

24 780148292.5 14. BANKRUPTCY (a) If at any time on or before the Commencement Date there shall be filed by or against Tenant in any court, tribunal, administrative agency or any other forum having jurisdiction, pursuant to any applicable law, either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver, trustee or conservator of all or a portion of Tenant’s property, or if Tenant makes an assignment for the benefit of creditors, this Lease shall ipso facto be canceled and terminated and in such event neither Tenant nor any person claiming through or under Tenant or by virtue of any applicable law or by an order of any court, tribunal, administrative agency or any other forum having jurisdiction, shall be entitled to possession of the Premises and Landlord, in addition to the other rights and remedies given by Paragraph 12 hereof or by virtue of any other provision contained in this Lease or by virtue of any applicable law, may retain as damages any Rent, Security Deposit or moneys received by it from Tenant or others on behalf of Tenant. (b) If, after the Commencement Date, or if at any time during the Lease Term, there shall be filed against Tenant in any court, tribunal, administrative agency or any other forum having jurisdiction, pursuant to any applicable law, either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver, trustee or conservator of all or a portion of Tenant’s property, and the same is not dismissed after sixty (60) calendar days, or if Tenant makes an assignment for the benefit of creditors, this Lease, at the option of Landlord exercised within a reasonable time after notice of the happening of any one or more of such events, may be canceled and terminated and in such event neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Premises, but shall forthwith quit and surrender the Premises, and Landlord, in addition to the other rights and remedies granted by Paragraph 12 hereof or by virtue of any other provision contained in this Lease or by virtue of any applicable law, may retain as damages any Rent, Security Deposit or moneys received by it from Tenant or others on behalf of Tenant. (c) In the event of the occurrence of any of those events specified in this Paragraph 14, if Landlord shall not choose to exercise, or by applicable law, shall not be able to exercise, its rights hereunder to terminate this Lease upon the occurrence of such events, then, in addition to any other rights of Landlord hereunder or by virtue of applicable law, (i) Landlord shall not be obligated to provide Tenant with any of the utilities or services specified in Paragraph 7, unless Landlord has received compensation in advance for such utilities or services, and the parties agree that Landlord’s reasonable estimate of the compensation required with respect to such services shall control, and (ii) neither Tenant, as debtor-in-possession, nor any trustee or other person (hereinafter collectively referred to as the “Assuming Tenant”) shall be entitled to assume this Lease unless on or before the date of such assumption, the Assuming Tenant (x) cures, or provides adequate assurance that the latter will promptly cure, any existing default under this Lease, (y) compensates, or provides adequate assurance that the Assuming Tenant will promptly compensate Landlord for any pecuniary loss (including, without limitation, attorneys’ fees and disbursements) resulting from such default, and (z) provides adequate assurance of future performance under this Lease, it being covenanted and agreed by the parties that, for such purposes, any cure or compensation shall be effected by the immediate payment of any monetary default or any required compensation, or the immediate correction or bonding of any nonmonetary default. For purposes of this Lease, (i) any “adequate assurance” of such cure or compensation shall be effected by the establishment of an escrow fund for the amount at issue or by the issuance of a bond, and (ii) “adequate assurance” of future performance shall be effected by the establishment of an escrow fund for the amount at issue or by the issuance of a bond. 15. SUBSTITUTION OF PREMISES Subject to the conditions specified in this Paragraph 15, Landlord reserves the right without Tenant’s consent, on sixty (60) days’ prior written notice to Tenant, to substitute other premises within the Project for the Premises. In each such case, the substituted premises shall (a) contain at least substantially the same Rentable Area as the Premises, (b) contain comparable tenant improvements with a comparable configuration (e.g., same or greater number of offices, conference rooms, etc.) and comparable finishes, and (c) be made available to Tenant at the rental rate under the Lease (as such rental rate is subject to scheduled escalations), except that in no event shall the Basic Annual Rent or Tenant’s Proportionate Share of Operating Costs increase due to the relocation to substitute space that is larger than the Premises. Landlord shall pay all reasonable moving expenses of Tenant incidental to such

25 780148292.5 substitution of premises, including, without limitation, the cost to relocate Tenant’s furniture and personal property, the cost to install data/phone cabling and wiring in the substitute space and the cost to replace any then in-stock printed stationery (such printing costs not to exceed $750) that reference the Premises address. Landlord shall coordinate any relocation in order to occur over the course of a weekend in order to minimize disruption to Tenant. 16. SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATES (a) Tenant agrees that this Lease and the rights of Tenant hereunder shall be subject and subordinate to any and all deeds to secure debt, deeds of trust, security interests, mortgages, master leases, ground leases or other security documents and any and all modifications, renewals, extensions, consolidations and replacements thereof (collectively, “Security Documents”) which now or hereafter constitute a lien upon or affect the Project, the Building or the Premises. Such subordination shall be effective without the necessity of the execution by Tenant of any additional document for the purpose of evidencing or effecting such subordination. In addition, Landlord shall have the right to subordinate or cause to be subordinated any such Security Documents to this Lease and in such case, in the event of the termination or transfer of Landlord’s estate or interest in the Project by reason of any termination or foreclosure of any such Security Documents, Tenant shall, notwithstanding such subordination, attorn to and become the Tenant of the successor-in-interest to Landlord at the option of such successor-in-interest. Furthermore, Tenant shall within ten (10) days of demand therefor execute any instruments or other documents which may be required by Landlord or the holder of any Security Document and specifically shall execute, acknowledge and deliver within ten (10) days of demand therefor a subordination of lease or subordination of deed of trust or mortgage, in the form required by the holder of the Security Document requesting the document; the failure to do so by Tenant within such time period shall be a material default hereunder; provided, however, the new landlord or the holder of any Security Document shall agree that Tenant’s quiet enjoyment of the Premises shall not be disturbed as long as Tenant is not in default under this Lease. (b) If any proceeding is brought for default under any ground or master lease to which this Lease is subject or in the event of foreclosure or the exercise of the power of sale under any mortgage, deed of trust or other Security Document made by Landlord covering the Premises, at the election of such ground lessor, master lessor or purchaser at foreclosure, Tenant shall attorn to and recognize the same as Landlord under this Lease, provided such successor expressly agrees in writing to be bound to all future obligations by the terms of this Lease, and if so requested, Tenant shall enter into a new lease with that successor on the same terms and conditions as are contained in this Lease (for the unexpired Lease Term then remaining). Tenant hereby waives its rights under any current or future law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale. (c) In addition to any statutory lien for Rent in Landlord’s favor, Landlord (the secured party for purposes hereof) shall have and Tenant (the debtor for purposes hereof) hereby grants to Landlord, an express contract lien and a continuing security interest to secure the payment of all Rent due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory and other personal property of Tenant (and any transferees or other occupants of the Premises) presently or hereafter situated on the Premises and upon all proceeds of any insurance which may accrue to Tenant by reason of damage or destruction of any such property. In the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code of the state in which the Premises is located, including without limitation the right to sell the property described in this paragraph at public or private sale upon ten (10) days’ notice to Tenant, which notice Tenant hereby agrees is adequate and reasonable. Tenant hereby agrees to execute such other instruments necessary or desirable in Landlord’s discretion to perfect the security interest hereby created. Any statutory lien for Rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto. Landlord and Tenant agree that this Lease and the security interest granted herein serve as a financing statement, and a copy or photographic or other reproduction of this paragraph of this Lease may be filed of record by Landlord and have the same force and effect as the original. Tenant warrants and represents that the collateral subject to the security interest granted herein is not purchased or used by Tenant for personal, family or household purposes. Tenant further warrants and represents to Landlord that the lien granted herein constitutes a first and superior lien and that Tenant will not allow the placing of any other lien upon any of the property described in this paragraph without the prior written consent of Landlord. Notwithstanding the provisions of this Paragraph 16(c) to the contrary, if Tenant desires to obtain a loan secured by Tenant’s personal property in the

26 780148292.5 Premises and requests that Landlord execute a lien waiver in connection therewith, Landlord shall, in its reasonable discretion, based upon Landlord’s review of Tenant’s financial condition, agree to subordinate its lien rights to the rights of Tenant’s lender pursuant to a lien subordination on Landlord’s standard form, provided that Tenant delivers such request in writing to Landlord together with a non-refundable processing fee in the amount of Five Hundred Dollars ($500.00). Notwithstanding the foregoing, however, if Landlord incurs processing costs (including attorneys’ fees) in connection with any such request which exceed Five Hundred Dollars ($500.00), then Tenant shall reimburse Landlord for such excess within three (3) business days following Tenant’s receipt of invoice(s) therefor from Landlord. Nothing in this Paragraph 16(c) shall permit Tenant to encumber its leasehold interest in the Premises. (d) Tenant shall, upon not less than ten (10) days’ prior notice by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying to those facts for which certification has been requested by Landlord or any current or prospective purchaser, holder of any Security Document, ground lessor or master lessor, including, but without limitation, that (i) this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) the dates to which the Basic Annual Rent, Additional Rent and other charges hereunder have been paid, if any, and (iii) whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge. The form of the statement attached hereto as Exhibit E is hereby approved by Tenant for use pursuant to this subparagraph (d); however, at Landlord’s option, Landlord shall have the right to use other forms for such purpose. Tenant’s failure to execute and deliver such statement within such time shall, at the option of Landlord, constitute a material default under this Lease and, in any event, shall be conclusive upon Tenant that this Lease is in full force and effect without modification except as may be represented by Landlord in any such certificate prepared by Landlord and delivered to Tenant for execution. Any statement delivered pursuant to this Paragraph 16 may be relied upon by any prospective purchaser of the fee of the Building or the Project or any mortgagee, ground lessor or other like encumbrancer thereof or any assignee of any such encumbrance upon the Building or the Project. 17. SALE BY LANDLORD; TENANT’S REMEDIES; NONRECOURSE LIABILITY (a) In the event of a sale or conveyance by Landlord of the Building or the Project, Landlord shall be released from any and all liability under this Lease. If the Security Deposit has been deposited by Tenant to Landlord prior to such sale or conveyance, Landlord shall transfer the Security Deposit to the purchaser, and upon delivery to Tenant of notice thereof, Landlord shall be discharged from any further liability in reference thereto. (b) Landlord shall not be in default of any obligation of Landlord hereunder unless Landlord fails to perform any of its obligations under this Lease within thirty (30) days after receipt of written notice of such failure from Tenant; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, Landlord shall not be in default if Landlord commences to cure such default within the thirty (30) day period and thereafter diligently prosecutes the same to completion. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Project and not thereafter. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder. (c) Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual partners, directors, officers, trustees, members or shareholders of Landlord or Landlord’s members or partners, and Tenant shall not seek recourse against the individual partners, directors, officers, trustees, members or shareholders of Landlord or against Landlord’s members or partners or against any other persons or entities having any interest in Landlord, or against any of their personal assets for satisfaction of any liability with respect to this Lease. Any liability of Landlord for a default by Landlord under this Lease, or a breach by Landlord of any of its obligations under the Lease, shall be limited solely to its interest in the Project, and in no event shall any personal liability be asserted against Landlord and/or any Landlord Indemnitee in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord, its partners, directors, officers, trustees, members, shareholders or any other persons or entities having any interest in Landlord. Tenant’s sole and exclusive remedy

27 780148292.5 for a default or breach of this Lease by Landlord shall be either (i) an action for damages, or (ii) an action for injunctive relief; Tenant hereby waiving and agreeing that Tenant shall have no offset rights or right to terminate this Lease on account of any breach or default by Landlord under this Lease. Under no circumstances whatsoever shall Landlord ever be liable for punitive, consequential or special damages or loss of profits under this Lease and Tenant waives any rights it may have to such damages under this Lease in the event of a breach or default by Landlord under this Lease. (d) As a condition to the effectiveness of any notice of default given by Tenant to Landlord, Tenant shall also concurrently give such notice under the provisions of Paragraph 17(b) to each beneficiary under a Security Document encumbering the Project of whom Tenant has received written notice (such notice to specify the address of the beneficiary). In the event Landlord shall fail to cure any breach or default within the time period specified in subparagraph (b), then prior to the pursuit of any remedy therefor by Tenant, each such beneficiary shall have an additional thirty (30) days within which to cure such default, or if such default cannot reasonably be cured within such period, then each such beneficiary shall have such additional time as shall be necessary to cure such default, provided that within such thirty (30) day period, such beneficiary has commenced and is diligently pursuing the remedies available to it which are necessary to cure such default (including, without limitation, as appropriate, commencement of foreclosure proceedings). 18. PARKING; COMMON AREAS (a) Tenant shall have the right to the nonexclusive use of the number of parking spaces located in the parking areas of the Project specified in Item 13 of the Basic Lease Provisions for the parking of operational motor vehicles used by Tenant, its officers and employees only. Landlord reserves the right, at any time upon written notice to Tenant, to designate the location of Tenant’s parking spaces as determined by Landlord in its reasonable discretion. The use of such spaces shall be subject to the rules and regulations adopted by Landlord from time to time for the use of the parking areas. Landlord further reserves the right to make such changes to the parking system as Landlord may deem necessary or reasonable from time to time; i.e., Landlord may provide for one or a combination of parking systems, including, without limitation, self-parking, single or double stall parking spaces, and valet assisted parking. Except as otherwise expressly agreed to in this Lease, Tenant agrees that Tenant, its officers and employees shall not be entitled to park in any reserved or specially assigned areas designated by Landlord from time to time in the Project’s parking areas. Landlord may require execution of an agreement with respect to the use of such parking areas by Tenant and/or its officers and employees in form reasonably satisfactory to Landlord as a condition of any such use by Tenant, its officers and employees. A default by Tenant, its officers or employees in the payment of such charges, the compliance with such rules and regulations, or the performance of such agreement(s) shall constitute a material default by Tenant hereunder. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s officers, employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described in this Paragraph, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord. (b) Subject to subparagraph (c) below and the remaining provisions of this Lease, Tenant shall have the nonexclusive right, in common with others, to the use of such entrances, lobbies, restrooms, elevators, ramps, drives, stairs, and similar access ways and service ways and other common areas and facilities in and adjacent to the Building and the Project as are designated from time to time by Landlord for the general nonexclusive use of Landlord, Tenant and the other tenants of the Project and their respective employees, agents, representatives, licensees and invitees (“Common Areas”). The use of such Common Areas shall be subject to the rules and regulations contained herein and the provisions of any covenants, conditions and restrictions affecting the Building or the Project. Tenant shall keep all of the Common Areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant’s operations, and shall use the Common Areas only for normal activities, parking and ingress and egress by Tenant and its employees, agents, representatives, licensees and invitees to and from the Premises, the Building or the Project. If, in the reasonable opinion of Landlord, unauthorized persons are using the Common Areas by reason of the presence of Tenant in the Premises, Tenant, upon demand of Landlord, shall correct such situation by appropriate action or proceedings against all such unauthorized persons. Nothing herein shall affect the rights of Landlord at any time to remove any such unauthorized persons from said areas or to prevent the

28 780148292.5 use of any of said areas by unauthorized persons. Landlord reserves the right to make such changes, alterations, additions, deletions, improvements, repairs or replacements in or to the Building, the Project (including the Premises) and the Common Areas as Landlord may reasonably deem necessary or desirable, including, without limitation, constructing new buildings and making changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading areas, landscaped areas and walkways; provided, however, that (i) there shall be no unreasonable permanent obstruction of access to or use of the Premises resulting therefrom, and (ii) Landlord shall use commercially reasonable efforts to minimize any interruption with Tenant’s use of the Premises. In the event that the Project is not completed on the date of execution of this Lease, Landlord shall have the sole judgment and discretion to determine the architecture, design, appearance, construction, workmanship, materials and equipment with respect to construction of the Project. Notwithstanding any provision of this Lease to the contrary, the Common Areas shall not in any event be deemed to be a portion of or included within the Premises leased to Tenant and the Premises shall not be deemed to be a portion of the Common Areas. This Lease is granted subject to the terms hereof, the rights and interests of third parties under existing liens, ground leases, easements and encumbrances affecting such property, all zoning regulations, rules, ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction over the Project or any part thereof. (c) Notwithstanding any provision of this Lease to the contrary, Landlord specifically reserves the right to redefine the term “Project” for purposes of allocating and calculating Operating Costs so as to include or exclude areas as Landlord shall from time to time determine or specify (and any such determination or specification shall be without prejudice to Landlord’s right to revise thereafter such determination or specification); provided, however, any such redefinition of the Project shall not cause an increase in the Additional Rent payable by Tenant hereunder. In addition, Landlord shall have the right to contract or otherwise arrange for amenities, services or utilities (the cost of which is included within Operating Costs) to be on a common or shared basis to both the Project (i.e., the area with respect to which Operating Costs are determined) and adjacent areas not included within the Project, so long as the basis on which the cost of such amenities, services or utilities is allocated to the Project is determined on an arms-length basis or some other basis reasonably determined by Landlord. In the case where the definition of the Project is revised for purposes of the allocation or determination of Operating Costs, (i) Tenant’s Proportionate Share of the Building shall be appropriately revised to equal the percentage share of all Rentable Area contained within the Building (as then defined) represented by the Premises, and (ii) Tenant’s Proportionate Share of the Project shall be appropriately revised to equal the percentage share of all Rentable Area contained within the Project (as then defined) represented by the Premises. The Rentable Area of the Project is subject to adjustment by Landlord from time to time to reflect any re-measurement thereof by Landlord’s architect, at Landlord’s request, and/or as a result of any additions or deletions to any of the buildings in the Project as designated by Landlord. Notwithstanding the foregoing, Landlord agrees that in no event shall Tenant’s Proportionate Share of Operating Costs increase due to Landlord redefining the term “Project.” Landlord shall have the sole right to determine which portions of the Project and other areas, if any, shall be served by common management, operation, maintenance and repair. Landlord shall also have the right, in its sole discretion, to allocate and prorate any portion or portions of the Operating Costs on a building-by-building basis, on an aggregate basis of all buildings in the Project, or any other reasonable manner, and if allocated on a building-by-building basis, then Tenant’s Proportionate Share shall, as to the portion of the Operating Costs so allocated, be based on the ratio of the Rentable Area of the Premises to the Rentable Area of the Building. Landlord shall have the exclusive rights to the airspace above and around, and the subsurface below, the Premises and other portions of the Building and Project. 19. MISCELLANEOUS (a) Attorneys’ Fees. In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs (including, without limitation, court costs and expert witness fees) incurred in such action. Such amounts shall be included in any judgment rendered in any such action or proceeding. (b) Waiver. No waiver by Landlord or Tenant of any provision of this Lease or of any breach by Tenant or Landlord hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by such party. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval under this Lease shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any

29 780148292.5 subsequent act of Tenant. No act or thing done by Landlord or Landlord’s agents during the Lease Term shall be deemed an acceptance of a surrender of the Premises, unless in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of the Lease or a surrender of the Premises. The acceptance of any Rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach unless such waiver is expressly stated in a writing signed by Landlord. Any payment of any Rent by Tenant following a breach of this Lease by Landlord shall not constitute a waiver by Tenant of such breach or any other breach unless such waiver is expressly stated in a writing signed by Tenant. (c) Notices. Any notice, demand, request, consent, approval, disapproval or certificate (“Notice”) required or desired to be given under this Lease shall be in writing and given by certified mail, return receipt requested, by personal delivery or by a nationally recognized overnight delivery service (such as Federal Express or UPS) providing a receipt for delivery. Notices may not be given by facsimile. The date of giving any Notice shall be deemed to be the date upon which delivery is actually made by one of the methods described in this Section 19(c) (or attempted if said delivery is refused or rejected). If a Notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day. All notices, demands, requests, consents, approvals, disapprovals, or certificates shall be addressed at the address specified in Item 14 of the Basic Lease Provisions or to such other addresses as may be specified by written notice from Landlord to Tenant and if to Tenant, at the Premises. Either party may change its address by giving reasonable advance written Notice of its new address in accordance with the methods described in this Paragraph; provided, however, no notice of either party’s change of address shall be effective until fifteen (15) days after the addressee’s actual receipt thereof. For the purpose of this Lease, Landlord’s counsel may provide Notices to Tenant on behalf of Landlord and such notices shall be binding on Tenant as if such notices have been provided directly by Landlord. (d) Access Control. Landlord shall be the sole determinant of the type and amount of any access control or courtesy guard services to be provided to the Project, if any. IN ALL EVENTS, LANDLORD SHALL NOT BE LIABLE TO TENANT, AND TENANT HEREBY WAIVES ANY CLAIM AGAINST LANDLORD, FOR (I) ANY UNAUTHORIZED OR CRIMINAL ENTRY OF THIRD PARTIES INTO THE PREMISES, THE BUILDING OR THE PROJECT, (II) ANY DAMAGE TO PERSONS, OR (III) ANY LOSS OF PROPERTY IN AND ABOUT THE PREMISES, THE BUILDING OR THE PROJECT, BY OR FROM ANY UNAUTHORIZED OR CRIMINAL ACTS OF THIRD PARTIES, REGARDLESS OF ANY ACTION, INACTION, FAILURE, BREAKDOWN, MALFUNCTION AND/OR INSUFFICIENCY OF THE ACCESS CONTROL OR COURTESY GUARD SERVICES PROVIDED BY LANDLORD, IF ANY. Tenant shall provide such supplemental security services and shall install within the Premises such supplemental security equipment, systems and procedures as may reasonably be required for the protection of its employees and invitees, provided that Tenant shall coordinate such services and equipment with any security provided by Landlord. The determination of the extent to which such supplemental security equipment, systems and procedures are reasonably required shall be made in the sole judgment, and shall be the sole responsibility, of Tenant. Tenant acknowledges that it has neither received nor relied upon any representation or warranty made by or on behalf of Landlord with respect to the safety or security of the Premises or the Project or any part thereof or the extent or effectiveness of any security measures or procedures now or hereafter provided by Landlord, and further acknowledges that Tenant has made its own independent determinations with respect to all such matters. (e) Storage. Any storage space at any time leased to Tenant hereunder shall be used exclusively for storage. Notwithstanding any other provision of this Lease to the contrary, (i) Landlord shall have no obligation to provide heating, cleaning, water or air conditioning therefor, and (ii) Landlord shall be obligated to provide to such storage space only such electricity as will, in Landlord’s judgment, be adequate to light said space as storage space. (f) Holding Over. If Tenant retains possession of the Premises after the termination or expiration of the Lease Term, then Tenant shall, at Landlord’s election, become a tenant at sufferance (and not a tenant at will), such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Basic Annual Rent for the holdover period, an amount equal to double the Basic Annual Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over. All other payments (including payments of Additional Rent) shall continue under the terms of this Lease. In addition, Tenant

30 780148292.5 shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph shall not be construed as consent for Tenant to retain possession of the Premises. (g) Condition of Premises. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, LANDLORD HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED PURPOSE OR USE, WHICH DISCLAIMER IS HEREBY ACKNOWLEDGED BY TENANT. THE TAKING OF POSSESSION BY TENANT SHALL BE EVIDENCE THAT TENANT: (i) ACCEPTS THE PREMISES, THE BUILDING AND LEASEHOLD IMPROVEMENTS AS SUITABLE FOR THE PURPOSES FOR WHICH THE PREMISES WERE LEASED; (ii) ACCEPTS THE PREMISES AND PROJECT AS BEING IN GOOD AND SATISFACTORY CONDITION; (iii) WAIVES ANY DEFECTS IN THE PREMISES AND ITS APPURTENANCES EXISTING NOW OR IN THE FUTURE, EXCEPT THAT TENANT’S TAKING OF POSSESSION SHALL NOT BE DEEMED TO WAIVE LANDLORD’S COMPLETION OF MINOR FINISH WORK ITEMS THAT DO NOT INTERFERE WITH TENANT’S OCCUPANCY OF THE PREMISES; AND (iv) WAIVES ALL CLAIMS BASED ON ANY IMPLIED WARRANTY OF SUITABILITY OR HABITABILITY. Notwithstanding the foregoing to the contrary, in the event that Tenant notifies Landlord within thirty (30) days after the date of this Lease that any base Building mechanical, electrical or plumbing systems serving the Premises are not in good working order and Tenant has not damages or otherwise modified any such systems, then Landlord, at its sole cost and expense, shall make any necessary repairs to such systems. (h) Quiet Possession. Upon Tenant’s paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the term hereof without hindrance or ejection by any person lawfully claiming under Landlord, subject to the provisions of this Lease and to the provisions of any (i) covenants, conditions and restrictions, (ii) master lease, or (iii) Security Documents to which this Lease is subordinate or may be subordinated. (i) Matters of Record. Except as otherwise provided herein, this Lease and Tenant’s rights hereunder are subject and subordinate to all matters affecting Landlord’s title to the Project recorded in the Real Property Records of the County in which the Project is located, prior to and subsequent to the date hereof, including, without limitation, all covenants, conditions and restrictions. Tenant agrees for itself and all persons in possession or holding under it that it will comply with and not violate any such covenants, conditions and restrictions or other matters of record. Landlord reserves the right, from time to time, to grant such easements, rights and dedications as Landlord deems necessary or desirable, and to cause the recordation of parcel maps and covenants, conditions and restrictions affecting the Premises, the Building or the Project, as long as such easements, rights, dedications, maps, and covenants, conditions and restrictions do not materially interfere with the use of the Premises by Tenant. At Landlord’s request, Tenant shall join in the execution of any of the aforementioned documents. (j) Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. Tenant shall attorn to each purchaser, successor or assignee of Landlord. (k) Brokers. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the brokers named in Item 12 of the Basic Lease Provisions and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with

31 780148292.5 this Lease. Tenant hereby agrees to indemnify, defend and hold Landlord harmless for, from and against all claims for any brokerage commissions, finders’ fees or similar payments by any persons other than those listed in Item 12 of the Basic Lease Provisions and all costs, expenses and liabilities incurred in connection with such claims, including reasonable attorneys’ fees and costs. (l) Project or Building Name and Signage. Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord. Additionally, Landlord shall have the exclusive right at all times during the Lease Term to change, modify, add to or otherwise alter the name, number, or designation of the Building and/or the Project, and Landlord shall not be liable for claims or damages of any kind which may be attributed thereto or result therefrom. (m) Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant. (n) Time. Time is of the essence of this Lease and each and all of its provisions. (o) Defined Terms and Marginal Headings. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular and for purposes of Article 5, Article 7, Article 13 and Article 18, the term Landlord shall include Landlord, its employees, contractors and agents. If more than one person is named as Tenant the obligations of such persons are joint and several. The marginal headings and titles to the articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof. (p) Conflict of Laws; Prior Agreements; Separability. This Lease shall be governed by and construed pursuant to the laws of the State of California. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease. No prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The illegality, invalidity or unenforceability of any provision of this Lease shall in no way impair or invalidate any other provision of this Lease, and such remaining provisions shall remain in full force and effect. (q) Authority. If Tenant is a corporation or limited liability company, each individual executing this Lease on behalf of Tenant hereby covenants and warrants that Tenant is a duly authorized and existing corporation or limited liability company, that Tenant has and is qualified to do business in the State, that the corporation or limited liability company has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so. If Tenant is a partnership or trust, each individual executing this Lease on behalf of Tenant hereby covenants and warrants that he is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with the terms of such entity’s partnership or trust agreement. Tenant shall provide Landlord on demand with such evidence of such authority as Landlord shall reasonably request, including, without limitation, resolutions, certificates and opinions of counsel. This Lease shall not be construed to create a partnership, joint venture or similar relationship or arrangement between Landlord and Tenant hereunder. (r) Joint and Several Liability. If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and perform all other obligations hereunder shall be deemed to be joint and several, and all notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other business associations shall be deemed to have been given or made by, with or to all of them. In like manner, if Tenant shall be a partnership or other business association, the members of which are, by virtue of statute or federal law, subject to personal liability, then the liability of each such member shall be joint and several.

32 780148292.5 (s) Rental Allocation. For purposes of Section 467 of the Internal Revenue Code of 1986, as amended from time to time, Landlord and Tenant hereby agree to allocate all Rent to the period in which payment is due, or if later, the period in which Rent is paid. (t) Rules and Regulations. Tenant agrees to comply with all rules and regulations of the Building and the Project imposed by Landlord as set forth on Exhibit D attached hereto, as the same may be changed from time to time upon reasonable notice to Tenant. Landlord shall not be liable to Tenant for the failure of any other tenant or any of its assignees, subtenants, or their respective agents, employees, representatives, invitees or licensees to conform to such rules and regulations. (u) Joint Product. This Lease is the result of arms-length negotiations between Landlord and Tenant and their respective attorneys. Accordingly, neither party shall be deemed to be the author of this Lease and this Lease shall not be construed against either party. (v) Financial Statements. Upon Landlord’s written request, Tenant shall promptly furnish Landlord, from time to time, with the most current audited financial statements prepared in accordance with generally accepted accounting principles, certified by Tenant and an independent auditor to be true and correct, reflecting Tenant’s then current financial condition. (w) Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorism, terrorist activities, inability to obtain services, labor, or materials or reasonable substitutes therefore, governmental actions, civil commotions, fire, flood, earthquake or other casualty, any restrictions, shutdowns, closures, or shortages or other delays related to COVID-19 or any similar viruses, epidemics or pandemics, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except as to Tenant’s obligations under Paragraph 6 and Paragraph 8 of this Lease and Paragraph 19(f) of this Lease and any extension of the Construction Termination Date as set forth in Paragraph (d) of Exhibit B to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure. Notwithstanding anything to the contrary in this Lease, in no event will any Force Majeure event excuse the Tenant’s obligation to pay Rent or other amounts. (x) Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. (y) [Intentionally Deleted]. (z) Office and Communications Services. Landlord has advised Tenant that certain office and communications services may be offered to tenants of the Building by a concessionaire under contract to Landlord (the “Provider”). Tenant shall be permitted to contract with Provider for the provision of any or all of such services on such terms and conditions as Tenant and Provider may agree. Tenant acknowledges and agrees that: (i) Landlord has made no warranty or representation to Tenant with respect to the availability of any such services, or the quality, reliability or suitability thereof; (ii) the Provider is not acting as the agent or representative of Landlord in the provision of such services, and Landlord shall have no liability or responsibility for any failure or inadequacy of such services, or any equipment or facilities used in the furnishing thereof, or any act or omission of Provider, or its agents, employees, representatives, officers or contractors; (iii) Landlord shall have no responsibility or liability for the installation, alteration, repair, maintenance, furnishing, operation, adjustment or removal of any such services, equipment or facilities; and (iv) any contract or other agreement between Tenant and Provider shall be independent of this Lease, the obligations of Tenant hereunder, and the rights of Landlord hereunder, and, without limiting the foregoing, no default or failure of Provider with respect to any such services, equipment or facilities, or under any contract or agreement relating thereto, shall have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of Basic

33 780148292.5 Annual Rent or Additional Rent or any other payment required to be made by Tenant hereunder, or constitute any accrual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord. (aa) Building Access Cards. Prior to the Commencement Date, Tenant shall submit to Landlord a list of employees needing Building Access Cards. Based upon such list, Landlord will provide Tenant a maximum of one (1) Building Access Card per employee. After the Commencement Date, any replacement or additional cards will be furnished at a cost to Tenant of Twenty-Five Dollars ($25.00) per card. (bb) Anti-Terrorism Representations. Tenant is not, and shall not during the Lease Term become, a person or entity with whom Landlord is restricted from doing business under the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107- 56 (commonly known as the “USA Patriot Act” and Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto (collectively, “Anti-Terrorism Laws”), including without limitation, persons and entities named on the Office of Foreign Asset Control Specially Designated nationals and Blocked Persons List (collectively, “Prohibited Persons”). To the best of its knowledge, Tenant is not currently engaged in any transactions or dealings, or otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises. Tenant will not in the future during the Lease Term engage in any transactions or dealings, or be otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises. Breach of these representations constitutes a material breach of this Lease and shall entitle Landlord to any and all remedies thereunder, or at law or in equity. (cc) Counterparts. This Lease may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute but one and the same instrument. (dd) WAIVER OF JURY TRIAL. LANDLORD AND TENANT WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CONTRACT OR TORT CLAIM, COUNTERCLAIM, CROSS- COMPLAINT, OR CAUSE OF ACTION IN ANY ACTION, PROCEEDING, OR HEARING BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, OR TENANT’S USE OR OCCUPANCY OF THE LEASED PREMISES, INCLUDING WITHOUT LIMITATION ANY CLAIM OF INJURY OR DAMAGE OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY CURRENT OR FUTURE LAW, STATUTE, REGULATION, CODE, OR ORDINANCE. Landlord and Tenant agree that this paragraph constitutes a written consent to waiver of trial by jury within the meaning of California Code of Civil Procedure Section 631(a)(2), and Tenant does hereby authorize and empower Landlord to file this paragraph and/or this Lease, as required, with the clerk or judge of any court of competent jurisdiction as a written consent to waiver of jury trial. (ee) OFAC Compliance. (i) Certification. Tenant certifies, represents, warrants and covenants that: (A) It is not acting and will not act, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person”, or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and (B) It is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation. (ii) Indemnity. Tenant hereby agrees to defend (with counsel reasonably acceptable to Landlord), indemnify and hold harmless Landlord and the Landlord Indemnitees from and against any and

34 780148292.5 all claims arising from or related to any such breach of the foregoing certifications, representations, warranties and covenants. (ff) CASp Disclosure. As of the Effective Date, neither the Building nor the Premises has undergone inspection by a Certified Access Specialist (CASp). A CASp can inspect the Premises and determine whether the Premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the Premises, Landlord may not prohibit Tenant from obtaining a CASp inspection of the Premises for the occupancy by Tenant, if requested by Tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises. Except as otherwise expressly agreed upon in writing by Landlord, Landlord has no obligation for the payment of the CASp fee or the cost of making repairs pursuant thereto, nor shall Landlord have any liability to Tenant arising out of or related to the fact that neither the Premises nor the Building has been inspected by a CASp, and Tenant waives all such liability and acknowledges that Tenant shall have no recourse against Landlord or the Building as a result of or in connection therewith. (gg) Riser Management Company. Notwithstanding anything herein to the contrary, Landlord may require that Tenant utilize Landlord’s building riser management company in connection with any access to or installation of cabling and wiring in the vertical risers for the Building. Tenant shall pay any costs charged by the riser management company in connection with the installation of Tenant’s cabling and wiring. Landlord, at its option, may restrict access to the telephone closets of the Project and may exclude Tenant and its contractors from such telephone closets. (hh) Energy Disclosures. Tenant shall reasonably cooperate with Landlord in furnishing any information that may be required in connection with Landlord’s obligations to furnish energy disclosures as may be required under applicable law, including, without limitation, providing any information that may be required in order to enroll in the US Environmental Protection Agency’s Energy Star Portfolio Manager. (ii) Cannabis. Tenant agrees that the Premises shall not be used for the use, growing, producing, processing, storing (short or long term), distributing, transporting, or selling of cannabis, cannabis derivatives, or any cannabis containing substances (“Cannabis”), or any office uses related to the same, nor shall Tenant permit, allow or suffer, any of Tenant’s officers, employees, agents, servants, licensees, subtenants, concessionaires, contractors and invitees to bring onto the Premises, any Cannabis. Without limiting the foregoing, the prohibitions in this paragraph shall apply to all Cannabis, whether such Cannabis is legal for any purpose whatsoever under state or federal law or both. Notwithstanding anything to the contrary, any failure by Tenant to comply with each of the terms, covenants, conditions and provisions of this paragraph shall automatically and without the requirement of any notice be a default that is not subject to cure, and Tenant agrees that upon the occurrence of any such default, Landlord may elect, in its sole discretion, to exercise all of its rights and remedies under this Lease, at law or in equity with respect to such default. (jj) Directory Board Listing and Interior Suite Signage. Tenant shall be entitled throughout the Lease Term to (i) one (1) building standard directory board listing on the Building’s main lobby electronic directory (but only for so long as Landlord maintains such directory), the location of which shall be designated by Landlord, and (ii) one (1) interior building standard suite sign located outside of (but near the entrance to) the Premises, the location of which suite sign shall be reasonably designated by Landlord. Tenant shall pay for the initial directory board listing and the initial interior suite signage, and Tenant shall be responsible for the cost of all replacements, repairs or removal thereof. The style, type, color, size, and design of the directory board listing and the interior suite sign shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld or delayed. (kk) Furniture. In connection with this Lease and Tenant’s use of the Premises hereunder, Landlord hereby agrees to permit Tenant, during the Lease Term, to utilize (i) forty-two (42) benching workstations (each of approximately 60” x 30”), (ii) forty-two (42) rolling 2-drawer cabinets, (iii) forty-two (42) rolling chairs, (iv) three (3) conference room tables, and (v) eighteen (18) conference chairs (collectively, the “Landlord’s Personal Property”). Landlord will move the Landlord’s Personal Property into the configuration shown in Exhibit A-1; provided, however, Tenant, at its sole cost and expense, shall be responsible for all electrical connections, data

35 780148292.5 cabling and/or alterations required in connection with the proposed configuration of the Landlord’s Personal Property. Tenant hereby acknowledges that Landlord makes no representations, warranties or promises with respect to the Landlord’s Personal Property, including, without limitation, any representation or warranty as to the condition thereof or the fitness thereof for any purposes, and Tenant accepts Landlord’s Personal Property for Tenant’s use during the Term in its “AS-IS, WHERE-IS” and “WITH ALL FAULTS” condition. Upon the expiration or earlier termination of this Lease, Tenant shall surrender Landlord’s Personal Property to Landlord in good condition, normal wear and tear excepted. [SIGNATURE PAGE TO FOLLOW]

780148292.5 SIGNATURE PAGE TO OFFICE LEASE BY AND BETWEEN KBSIII ALMADEN FINANCIAL PLAZA, LLC, AS LANDLORD, AND HIPPO ANALYTICS INC., AS TENANT IN WITNESS WHEREOF, intended to be legally bound hereby, the parties hereto, by their duly authorized representatives, have executed and sealed this Lease with the intention that this Lease constitutes an instrument under seal, and that the parties have executed this Lease to be effective as of the Date of this Lease. “LANDLORD” KBSIII ALMADEN FINANCIAL PLAZA, LLC, a Delaware limited liability company By: KBS Capital Advisors, LLC, a Delaware limited liability company, as its authorized agent “TENANT” HIPPO ANALYTICS INC., a Delaware corporation By: Tim Helgeson, Senior Vice President By: Name: Title: Richard McCathron (Apr 23, 2025 16:57 CDT) Richard McCathron President & CEO

780148292.5 36

A-1 -- 1 780148292.5 EXHIBIT A-1 FLOOR PLAN OF THE PREMISES

A-2 -- 1 780148292.5 EXHIBIT A-2 LEGAL DESCRIPTION OF THE PROJECT THE ALMADEN THE LAND SITUATED IN THE CITY OF SAN JOSE, COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS: PARCEL ONE: ALL OF PARCEL 1, AS SHOWN ON PARCEL MAP FILED JULY 24, 1979 IN BOOK 446 OF MAPS, AT PAGE(S) 26 AND 27, SANTA CLARA COUNTY RECORDS. PARCEL TWO: ALL OF PARCEL 2, AS SHOWN ON PARCEL MAP FILED JULY 24, 1979 IN BOOK 446 OF MAPS, AT PAGE(S) 26 AND 27, SANTA CLARA COUNTY RECORDS. PARCEL THREE: ALL OF PARCEL 3 AS SHOWN ON PARCEL MAP FILED JULY 24, 1979 IN BOOK 446 OF MAPS, AT PAGES 26 AND 27, SANTA CLARA COUNTY RECORDS. PARCEL THREE-A: AN IRREVOCABLE PERPETUAL PARKING EASEMENT ON, OVER ABOVE, THROUGH AND WITHIN PARCEL 4, AS SHOWN ON PARCEL MAP FILED JULY 24, 1979 IN BOOK 446 OF MAPS, AT PAGES 26 AND 27, AND AN IRREVOCABLE PERPETUAL EASEMENT FOR VEHICULAR AND PEDESTRIAN INGRESS, EGRESS AND PASSAGE OVER AND UPON SAID PARCEL 4, AS MORE PARTICULARLY DESCRIBED IN THAT CERTAIN IRREVOCABLE PERPETUAL PARKING EASEMENT GRANTED BY W-S-D, A PARTNERSHIP AND WOLFF-SESNON DEVELOPMENT COMPANY, DATED AUGUST 28, 1979, AND RECORDED ON AUGUST 31, 1979 IN BOOK E763, PAGE 215, INSTRUMENT NO. 6486434 IN THE SANTA CLARA COUNTY OFFICIAL RECORDS. PARCEL FOUR: A PORTION OF PARCEL 4 AS SHOWN ON PARCEL MAP FILED JULY 24, 1979 IN BOOK 446 OF MAPS, AT PAGE(S) 26 AND 27, SANTA CLARA COUNTY RECORDS, DESCRIBED AS FOLLOWS: BEGINNING AT THE NORTHERLY CORNER OF SAID PARCEL 4; THENCE ALONG THE EAST LINE OF SAID PARCEL, SOUTH 29° 54’ 59” EAST 312.55 FEET TO A CORNER; THENCE SOUTH 60° 07 07” WEST 25.21 FEET; THENCE NORTH 29° 51’ 11” WEST 275.88 FEET TO THE WEST LINE OF SAID PARCEL 4 ON THE GUADALUPE PARKWAY; THENCE ALONG SAID WEST LINE NORTH 07° 47’ 35” WEST 39.57 FEET TO THE NORTHWEST LINE OF SAID PARCEL; THENCE ALONG SAID PARCEL LINE NORTH 60° 06’ 24” EAST 10 FEET TO THE POINT OF BEGINNING. PARCEL FIVE: ALL OF PARCEL 5 AS SHOWN ON PARCEL MAP FILED JULY 24, 1979 IN BOOK 446 OF MAPS, AT PAGES 26 AND 27, SANTA CLARA COUNTY RECORDS.

780148292.5 PARCEL FIVE-A: A NONEXCLUSIVE EASEMENT FOR PEDESTRIAN AND VEHICULAR INGRESS AND EGRESS AS GRANTED IN THAT CERTAIN DOCUMENT ENTITLED “AMENDED AND RESTATED RECIPROCAL EASEMENT AGREEMENT” RECORDED DECEMBER 9, 2014 AS INSTRUMENT NO. 22795060, OFFICIAL RECORDS. APN: 259-39-113 (Affects Parcel One) 259-39-114 (Affects Parcel Two) 259-39-115 (Affects Parcel Three) 259-39-119 (Affects Parcel Four) and 259-39-112 (Affects Parcel Five) A-2 -- 2

780148292.5 EXHIBIT B INTENTIONALLY OMITTED B-1

C-1 780148292.5 EXHIBIT C STANDARDS FOR UTILITIES AND SERVICES The following are the Project Standards for Utilities and Services. Landlord reserves the right to adopt such reasonable, nondiscriminatory modifications and additions hereto as it deems appropriate. 1. As long as Tenant is not in default under any of the terms, covenants, conditions, provisions or agreements of this Lease, Landlord shall, subject to the limitations and provisions hereinafter set forth in this Exhibit C: (a) Provide automatic elevator facilities on Monday through Friday from 8:00 A.M. to 5:00 P.M. excepting state and federal holidays (hereinafter referred to as “Business Hours”), and provide one (1) automatic elevator at all other times. (b) Provide to the Premises, during Business Hours (and at other times for an additional charge to be fixed by Landlord), heating, ventilation, and air conditioning (HVAC), when and to the extent, in the judgment of Landlord, any of such services may be required for the comfortable occupancy of the Premises for general office purposes. Landlord shall not be responsible for room temperatures and conditions in the Premises if the lighting and receptacle load for Tenant’s equipment and fixtures exceed those listed in Paragraph (c) hereof, if the Premises are used for other than general office purposes or if the Building standard blinds or curtains in the Premises are not closed so as to screen the sun’s rays. (c) Furnish to the Premises, during Business Hours, electric current for routine lighting and the operation of general office machines such as typewriters, dictating equipment, desk model adding machines, and the like, which use 110 volt electric power, not to exceed the reasonable capacity of Building standard office lighting and receptacles, and not in excess of limits imposed or recommended by governmental authority. (d) Provide janitorial services to the Premises Monday through Friday (except state and federal holidays), provided the same are used exclusively for the uses permitted under the foregoing Lease, and are kept reasonably in order by Tenant. Tenant shall pay to Landlord the cost of removal of any of Tenant’s refuse and rubbish, to the extent that the same exceeds the refuse and rubbish which generally would be produced by the use of the Premises for general office purposes. 2. No data processing equipment, other special electrical equipment (excluding personal computers utilizing 110 volt electric power), air conditioning or heating units, or plumbing additions shall be installed, nor shall any changes to the Building HVAC, electrical or plumbing systems be made without the prior written consent of Landlord, which consent shall be subject to Landlord’s sole and absolute discretion. In the case of any such change, Landlord reserves the right to designate and/or approve the contractor to be used. Any permitted installations shall be made under Landlord’s supervision. 3. Landlord shall not provide reception outlets or television or radio antennas for television or radio broadcast reception, and Tenant shall not install any such equipment without prior written approval from Landlord. 4. Tenant will not, without the prior written consent of Landlord, use any apparatus, machine or device in the Premises, including, without limitation, duplicating machines, electronic data processing machines, punch card machines and machines using current in excess of 110 volts, which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises as general office space, nor connect with electric current, except through existing electrical outlets in the Premises, any apparatus or device for the purpose of using electric current in excess of that usually furnished or supplied for use of the Premises as general office space. 5. Tenant agrees to cooperate fully at all times with Landlord, and to abide by all regulations and requirements which Landlord may prescribe for the proper functioning and protection of the Building HVAC, electrical, plumbing and other systems. Tenant shall comply with all laws, statutes, ordinances and governmental rules and regulations now in force or which may hereafter be enacted or promulgated in connection with Building

C-2 780148292.5 services furnished to the Premises, including, without limitation, any governmental rule or regulation relating to the heating and cooling of the Building.

D-1 780148292.5 EXHIBIT D BUILDING RULES AND REGULATIONS 1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways and corridors of halls shall not be obstructed or used for any purpose other than ingress and egress. The halls, passages, entrances, elevators, stairways, balconies and roof are not for the use of the general public, and the Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence, in the judgment of the Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom the Tenant normally deals only for the purpose of conducting its business in the Premises (such as clients, customers, office suppliers and equipment vendors, and the like) unless such persons are engaged in illegal activities. No tenant and no employees of any tenant shall go upon the roof of the Building without the written consent of Landlord. 2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard window coverings. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, of a quality, type, design and bulb color approved by Landlord. Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened without the written consent of Landlord. 3. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by any tenant on, about or from any part of the Premises, the Building or the Project without the prior written consent of the Landlord. If the Landlord shall have given such consent at the time, whether before or after the execution of this Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of this Lease, and shall be deemed to relate only to the particular sign, advertisement or notice so consented to by the Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord with respect to each and every such sign, advertisement or notice other than the particular sign, advertisement or notice, as the case may be, so consented to by the Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove or stop same without any liability, and may charge the expense incurred in such removal or stopping to such tenant. Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for each tenant by the Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to the Landlord. The directory tablet will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering. 4. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills. Tenant shall see that the windows, transoms and doors of the Premises are closed and securely locked before leaving the Building and must observe strict care not to leave windows open when it rains. Tenant shall exercise extraordinary care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant’s employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing window coverings when the sun’s rays fall directly on the windows of the Premises. Tenant shall not tamper with or change the setting of any thermostats or temperature control valves. 5. The toilet rooms, water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were considered, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose subtenants, assignees or any of their servants, employees, agents, visitors or licensees shall have caused the same. 6. No tenant shall mark, paint, drill into, or in any way deface any part of the Premises, the Building or the Project. No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings shall be permitted, except with the prior written consent of the Landlord and as the Landlord may direct.

D-2 780148292.5 7. No bicycles, vehicles, birds or animals of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any tenant on the Premises, except that the preparation of coffee, tea, hot chocolate and similar items (including those suitable for microwave heating) for tenants and their employees shall be permitted, provided that the power required therefor shall not exceed that amount which can be provided by a 30 amp circuit. No tenant shall cause or permit any unusual or objectionable odors to be produced or permeate the Premises. Smoking or carrying lighted cigars, cigarettes or pipes in the Building is prohibited. 8. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises. No tenant shall occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco (except by a cigarette vending machine for use by Tenant’s employees) in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau, without the express written consent of Landlord. No tenant shall engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes. 9. No tenant shall make, or permit to be made any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way. No tenant shall throw anything out of doors, windows or skylights or down the passageways. 10. No tenant, subtenant or assignee nor any of their servants, employees, agents, visitors or licensees shall at any time bring or keep upon the Premises any flammable, combustible or explosive fluid, chemical or substance. 11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanisms thereof. Each tenant must, upon the termination of his tenancy, restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, such tenant and in the event of the loss of keys so furnished, such tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes. 12. All removals, or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord shall determine from time to time, without the express written consent of Landlord. The moving of safes or other fixtures or bulky matter of any kind must be done upon previous notice to the Project Management Office and under its supervision, and the persons employed by any tenant for such work must be acceptable to the Landlord. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon supports approved by Landlord to distribute the weight. 13. No tenant shall purchase spring water, ice, towel, janitorial maintenance or other similar services from any person or persons not approved by Landlord. This section applies to only third party entities that deliver these services on a regular basis. 14. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord’s opinion, tends to impair the reputation of the Building or the Project or its desirability as an office location, and upon written notice from Landlord, any tenant shall refrain from or discontinue such advertising. 15. Landlord reserves the right to exclude from the Building between the hours of 6:00 P.M. and 7:00 A.M. and at all hours on Saturday, Sunday and legal holidays all persons who do not present a pass or card key to the Building approved by the Landlord. Each tenant shall be responsible for all persons who enter the Building with or at the invitation of such tenant and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any

D-3 780148292.5 person. In case of an invasion, mob riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right, without abatement of Rent, to require all persons to vacate the Building and to prevent access to the Building during the continuance of the same for the safety of the tenants, the protection of the Building, and the property in the Building. 16. Any persons employed by any tenant to do janitorial work shall, while in the Building and outside of the Premises, be subject to and under the control and direction of the Project Management Office (but not as an agent or servant of said Office or of the Landlord), and such tenant shall be responsible for all acts of such persons. 17. All doors opening onto public corridors shall be kept closed, except when in use for ingress and egress. 18. The requirements of Tenant will be attended to only upon application to the Project Management Office. 19. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall report and otherwise cooperate to prevent the same. 20. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance. 21. No air conditioning unit or other similar apparatus shall be installed or used by any tenant without the written consent of Landlord. 22. There shall not be used in any space, or in the public halls of the Building, either by any tenant or others, any hand trucks, except those equipped with rubber tires and rubber side guards. 23. No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the written consent of Landlord. 24. The scheduling of tenant move-ins shall be subject to the reasonable discretion of Landlord. 25. If the Tenant desires telephone or telegraph connections, the Landlord will direct electricians as to where and how the wires are to be introduced. No boring or cutting for wires or otherwise shall be made without direction from the Landlord. 26. The term “personal goods or services vendors” as used herein means persons who periodically enter the Building of which the Premises are a part for the purpose of selling goods or services to a tenant, other than goods or services which are used by the Tenant only for the purpose of conducting its business in the Premises. “Personal goods or services” include, but are not limited to, drinking water and other beverages, food, barbering services and shoe shining services. Landlord reserves the right to prohibit personal goods and services vendors from access to the Building except upon Landlord’s prior written consent and upon such reasonable terms and conditions, including, but not limited to, the payment of a reasonable fee and provision for insurance coverage, as are related to the safety, care and cleanliness of the Building, the preservation of good order thereon, and the relief of any financial or other burden on Landlord or other tenants occasioned by the presence of such vendors or the sale by them of personal goods or services to the Tenant or its employees. If necessary for the accomplishment of these purposes, Landlord may exclude a particular vendor entirely or limit the number of vendors who may be present at any one time in the Building. This section is applicable to only people coming onsite to actually sell goods/services, and not just delivery people. 27. The Building is a non-smoking building. Smoking is prohibited at all times within the entire Building, including all leased premises, as well as all public/common areas and parking areas for the Building, including any attached parking garage structure. This prohibition applies during business and non-business hours to restrooms, elevators, elevator lobbies, first floor lobby, stairwells, common hallways, the lunch room and any other

D-4 780148292.5 public/common area, as well as to all areas within the leased premises by tenants. Smoking is only permitted in the designated smoking area outside the Building and away from the entrances to the Building. 28. The Building and Project is a weapons free environment. No tenant, owner of a tenant, officer or employee of a tenant, visitor of tenant, contractor or subcontractor of tenant, or any other party shall carry weapons (concealed or not) of any kind in the building, or parking areas. This prohibition applies to all public areas, including without limitation, restrooms, elevators, elevator lobbies, first floor lobby, stairwells, common hallways, all areas within the leased premises of tenants, all surface parking areas and the surrounding land related to the building.

E-1 780148292.5 EXHIBIT E FORM ESTOPPEL CERTIFICATE The undersigned, , a (“Tenant”), the tenant under that certain Office Lease dated , between Tenant and , a , as landlord (“Landlord”) hereby certifies as follows: 1. The Premises (the “Premises”) under the Lease is Suite , . 2. The Lease is in full force and effect and has not been modified or amended in any respect except by amendments dated (copies of which are attached). 3. The Lease has not been assigned, encumbered, subleased or transferred in any manner other than: . 4. The Commencement Date of the Lease is and the expiration date of the Lease is . There are no options to extend the Lease Term beyond such expiration date other than . 5. The present monthly rental under the Lease is $ . The sum of $ , representing month’s Rent has been paid in advance. 6. The security deposit held by Landlord under the Lease is $ . 7. Rent under the Lease has been paid through the month of . Tenant’s estimated share of Operating Costs payments have been paid through . 8. The Premises are presently occupied by Tenant. 9. Tenant has accepted the Premises without condition or qualification under the Lease and Landlord has completed and complied with all conditions of such acceptance. 10. To the best knowledge of Tenant, neither it nor the Landlord is in default (or will be in default following the delivery of notice, the passage of time, or both) or claims a default by the other under the Lease, or has any claims, defenses, or rights of offset against payment of Rent under the Lease, except as follows: 11. Tenant acknowledges that Landlord has the right to assign the Lease and the Rent thereunder and to sell, assign, transfer, mortgage or otherwise encumber the Project without the consent of Tenant. 12. Tenant makes this statement for the benefit and protection of with the understanding that intends to rely on this statement in connection with .

E-2 780148292.5 IN WITNESS WHEREOF, this certificate has been executed and delivered by the authorized officers or representatives of the undersigned as of . “TENANT” , a By: Name: Title:

780148292.5 EXHIBIT F TENANT COMMENCEMENT CERTIFICATE To: (“Landlord”) From: (“Tenant”) Date: , 20 RE: Property Address: The undersigned, as an authorized representative of the Tenant under that certain Lease (the “Lease”) dated , 20 , as modified (if applicable) by amendment(s) dated , 20 , hereby certified that: 1. Tenant has accepted possession and entered into occupancy of the Premises described in the Lease as of , 20 . 2. The Commencement Date of the Lease [or the commencement of the term for the expansion of the Premises] was/is: , 20 . 3. The Termination Date of the Lease is: , 20 . 4. The Lease is in full force and effect. Very truly yours, TENANT , a By: Name: Title: F-1

780148292.5 EXHIBIT G AMERICANS WITH DISABILITIES ACT Tenant agrees to comply with all requirements of the Americans With Disabilities Act of 1990 (Public Law 101-336 {July 26, 1990}), and any other applicable or related law, code or ordinance applicable to the Premises and the Project, as the same are amended from time to time (collectively, the “Disability Acts”), to accommodate its employees, invitees and customers. Tenant acknowledges that it shall be wholly responsible for any accommodations or alterations which need to be made to the Premises to cause the same to comply with the Disability Acts. Unless modifications or changes are required due to Tenant’s specific use of the Premises or alterations or improvements made by Tenant to the Premises, Landlord shall be responsible for making any modifications or improvements to the Common Areas to the extent required to comply with the Disability Acts and the cost thereof shall be included in Operating Costs. No provision in this Lease should be construed in any manner as permitting, consenting to or authorizing Tenant to violate requirements under any of the Disability Acts and any provision to the Lease which could arguably be construed as authorizing a violation of any of the Disability Acts shall be interpreted in a manner which permits compliance with such Disability Acts. G-1

Addendum One-1 780148292.5 ADDENDUM ONE ONE RENEWAL OPTION AT MARKET ATTACHED TO AND A PART OF THE OFFICE LEASE BY AND BETWEEN KBSIII ALMADEN FINANCIAL PLAZA, LLC and HIPPO ANALYTICS INC. (a) Provided that as of the time of the giving of the Extension Notice and the Commencement Date of the Extension Term, (i) Tenant is the Tenant originally named herein, (ii) Tenant actually occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (iii) no event of default exists or would exist but for the passage of time or the giving of notice, or both; then Tenant shall have the right to extend the Lease Term for an additional term of three (3) years (such additional term is hereinafter called the “Extension Term”) commencing on the day following the expiration of the Lease Term (hereinafter referred to as the “Commencement Date of the Extension Term”). Tenant shall give Landlord notice (hereinafter called the “Extension Notice”) of its election to extend the term of the Lease Term at least nine (9) months, but not more than twelve (12) months, prior to the scheduled expiration date of the Lease Term. (b) The Basic Annual Rent payable by Tenant to Landlord during the Extension Term shall be the greater of: (i) the Basic Annual Rent in effect on the expiration of the Lease Term (if the Basic Annual Rent is stated as an annual or other periodic rate, adjusted for the length of the Lease Term), and (ii) the Fair Market Rent, as defined and determined pursuant to Paragraph (c), Paragraph (d), and Paragraph (e) below. (c) The term “Fair Market Rent” shall mean the Basic Annual Rent, expressed as an annual rent per square foot of Rentable Area, which Landlord would have received from leasing the Premises for the Extension Term to an unaffiliated person which is not then a tenant in the Project, assuming that such space were to be delivered in “as-is” condition, and taking into account the rental which such other tenant would most likely have paid for such premises, including market escalations, provided that Fair Market Rent shall not in any event be less than the Basic Annual Rent for the Premises as of the expiration of the Lease Term. Fair Market Rent shall not be reduced by reason of any costs or expenses saved by Landlord by reason of Landlord’s not having to find a new tenant for the Premises (including without limitation brokerage commissions, cost of improvements necessary to prepare the space for such tenant’s occupancy, rent concession, or lost rental income during any vacancy period). Fair Market Rent means only the rent component defined as Basic Annual Rent in the Lease and does not include reimbursements and payments by Tenant to Landlord with respect to operating expenses and other items payable or reimbursable by Tenant under the Lease. In addition to its obligation to pay Basic Annual Rent (as determined herein), Tenant shall continue to pay and reimburse Landlord as set forth in the Lease with respect to such operating expenses and other items with respect to the Premises during the Extension Term. The arbitration process described below shall be limited to the determination of the Basic Annual Rent and shall not affect or otherwise reduce or modify the Tenant’s obligation to pay or reimburse Landlord for such operating expenses and other reimbursable items. (d) Landlord shall notify Tenant of its determination of the Fair Market Rent (which shall be made in Landlord’s sole discretion and shall in any event be not less than the Basic Annual Rent in effect as of the expiration of the Lease Term) for the Extension Term, and Tenant shall advise Landlord of any objection within ten (10) days of receipt of Landlord’s notice. Failure to respond within the ten (10) day period shall constitute Tenant’s acceptance of such Fair Market Rent. If Tenant objects, Landlord and Tenant shall commence negotiations to attempt to agree upon the Fair Market Rent within thirty (30) days of Landlord’s receipt of Tenant’s notice. If the parties cannot agree, each acting in good faith but without any obligation to agree, then the Lease Term shall not be extended and shall terminate on its scheduled termination date and Tenant shall have no further right hereunder or

Addendum One-2 780148292.5 any remedy by reason of the parties’ failure to agree unless Tenant or Landlord invokes the arbitration procedure provided below to determine the Fair Market Rent. (e) Arbitration to determine the Fair Market Rent shall be in accordance with the Real Estate Valuation Arbitration Rules of the American Arbitration Association. Unless otherwise required by state law, arbitration shall be conducted in the metropolitan area where the Project is located by a single arbitrator unaffiliated with either party. Either party may elect to arbitrate by sending written notice to the other party and the Regional Office of the American Arbitration Association within five (5) days after the thirty (30) day negotiating period provided in Paragraph (d), invoking the binding arbitration provisions of this paragraph. Landlord and Tenant shall each submit to the arbitrator their respective proposal of Fair Market Rent. The arbitrator must choose between the Landlord’s proposal and the Tenant’s proposal and may not compromise between the two or select some other amount. Notwithstanding any other provision herein, the Fair Market Rent determined by the arbitrator shall not be less than, and the arbitrator shall have no authority to determine a Fair Market Rent less than, the Basic Annual Rent in effect as of the scheduled expiration of the Lease Term. The cost of the arbitration shall be paid by Landlord if the Fair Market Rent is that proposed by Tenant and by Tenant if the Fair Market Rent is that proposed by Landlord; and shall be borne equally otherwise. If the arbitrator has not determined the Fair Market Rent as of the end of the Lease Term, Tenant shall pay one hundred five percent (105%) of the Basic Annual Rent in effect under the Lease as of the end of the Lease Term until the Fair Market Rent is determined as provided herein. Upon such determination, Landlord and Tenant shall make the appropriate adjustments to the payments between them. (f) The parties consent to the jurisdiction of any appropriate court to enforce the arbitration provisions of this Addendum One and to enter judgment upon the decision of the arbitrator. (g) Except for the Basic Annual Rent as determined above, Tenant’s occupancy of the Premises during the Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Lease Term; provided, however, Tenant shall have no further right to extend the Lease Term pursuant to this Addendum One or to any allowances, credits or abatements or any options to expand, contract, terminate, renew or extend the Lease. (h) If Tenant does not give the Extension Notice within the period set forth in Paragraph (a) above, Tenant’s right to extend the Lease Term shall automatically terminate. Time is of the essence as to the giving of the Extension Notice and the notice of Tenant’s objection under Paragraph (d). (i) Landlord shall have no obligation to refurbish or otherwise improve the Premises for the Extension Term. The Premises shall be tendered on the Commencement Date of the Extension Term in “as-is” condition. (j) If the Lease is extended for the Extension Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto (the “Amendment”). (k) If Tenant exercises its right to extend the term of the Lease for the Extension Term pursuant to this Addendum One, the defined term “Lease Term” as used in the Lease, shall be construed to include, when practicable, the Extension Term except as provided in Paragraph (g) above.

1.	TERM	4
2.	BASIC ANNUAL RENT AND SECURITY DEPOSIT	4
3.	ADDITIONAL RENT	5
4.	IMPROVEMENTS AND ALTERATIONS	9
5.	REPAIRS	11
6.	USE OF PREMISES	11
7.	UTILITIES AND SERVICES	13
8.	NON-LIABILITY AND INDEMNIFICATION OF LANDLORD; INSURANCE	14
9.	FIRE OR CASUALTY	17
10.	EMINENT DOMAIN	17
11.	ASSIGNMENT AND SUBLETTING	18
12.	DEFAULT	20
13.	ACCESS; CONSTRUCTION	22
14.	BANKRUPTCY	23
15.	SUBSTITUTION OF PREMISES	24
16.	SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATES	24
17.	SALE BY LANDLORD; TENANT'S REMEDIES; NONRECOURSE LIABILITY	25
18.	PARKING; COMMON AREAS	26
19.	MISCELLANEOUS	27

LIST OF EXHIBITS

Exhibit A-1	Floor Plan(s)
Exhibit A-2	Legal Description of the Project
Exhibit A-3	Rentable Area
Exhibit B	Intentionally Omitted
Exhibit C	Utilities and Services
Exhibit D	Building Rules and Regulations
Exhibit E	Form Estoppel Certificate
Exhibit F	Tenant Commencement Certificate
Exhibit G	ADA

Addendum One One Renewal Option at Market

-i-

780148292.5